Exhibit 4-A

















                                  GPU COMPANIES

                              EMPLOYEE SAVINGS PLAN

                                       FOR

                             NONBARGAINING EMPLOYEES



                 As amended and restated through October 1, 1998
                 -----------------------------------------------

                              TABLE OF CONTENTS


                                                                            Page


ARTICLE 1 - Definitions                                                    1

ARTICLE 2 - Purpose, Eligibility and Participation                         6

ARTICLE 3 - Contributions                                                  7

ARTICLE 4 - Limitations on Contributions                                   10

ARTICLE 5 - Accounts, Transfers and Rollovers                              19

ARTICLE 6 - Investments and Earnings                                       24

ARTICLE 7 - Distributions, Withdrawals and Loans                           30

ARTICLE 8 - Administration of Plan                                         46

ARTICLE 9 - Trustee                                                        52

ARTICLE 10 - Amendment and Termination                                     53

ARTICLE 11 - Miscellaneous                                                 55

                                  GPU COMPANIES
                              EMPLOYEE SAVINGS PLAN
                                       FOR
                             NONBARGAINING EMPLOYEES


                                    Foreword
                                    --------

      This document sets forth the GPU Companies Employee Savings Plan for Nonbargaining Employees, as amended and restated through October 1, 1998.

      The amendments reflected in Sections 1.9, 1.14, 3.6, 4.4(c), 4.7 (second paragraph), 4.9 and 11.6(d) of this restatement of the Plan are effective as of January 1, 1997. The amendments reflected in Section 4.4(a) of this restatement of the Plan are effective as of January 1, 1998. The amendments reflected in Sections 7.1(e), 7.2(a), 7.5(a) and (b) and 11.7(c), which raise the cash-out threshold therein from $3,500 to $5,000, apply to any Participant who is an Employee on or after October 1, 1998. Each of the other amendments to the Plan reflected in this restatement of the Plan is effective as of October 1, 1998, except as otherwise indicated in the text of the provision in question.

                                  ARTICLE 1

                                 Definitions
                                 -----------

      As used herein, all nouns and pronouns shall be construed in the singular or plural and in such gender as the context requires, and the following words and phrases shall be defined as hereinafter set forth in this Article:

      1.1  "Accounts"  or  "Plan  Accounts"  shall  mean the  separate  accounts
(including  any   sub-accounts   thereof)   established  and  maintained  for  a
Participant pursuant to Section 5.1 or 5.2.

      1.2 "Administrative Committee" shall mean the Administrative Committee appointed under Section 8.1.

      1.3 "Annual  Incentive  Award" shall mean any amount paid to a Participant
from  the  Officers   Incentive   Compensation   Plan,  the  Employee  Incentive
Compensation Plan, or the GPU International Annual Performance
Award Program maintained by his Company.

      1.4 "Beneficiary" shall mean the person or persons (including, without limitation, the trustee or trustees of any trust fund) designated by a Participant to receive any amount distributable under Section 7.2 by reason of his death, as indicated in the last designation of a Beneficiary filed by the Participant with the Administrative Committee, on such form as the Administrative Committee shall have prescribed, prior to the Participant's death. If a Participant has failed to designate a Beneficiary, or if no Beneficiary designated by him survives to receive any such amount, payment of the Participant's Plan Account balances or of any undistributed portion thereof shall be made to the Participant's spouse, or, if there be no spouse, to the Participant's estate.

      1.5 "Benefit Compensation" of a Participant for any period shall mean the base wage or salary, and any Annual Incentive Award, payable to him by his Company during such period, prior to any reduction elected by the Participant under Section 3.2 or under his Company's Flexible Benefit Plan, but shall not include any amounts the Participant elects to defer under the GPU Companies' Deferred Compensation Plan, or any amounts payable to the Participant for any period during which he is not treated as a Participant by virtue of the first sentence of Section 2.2 or 2.5.

      1.6 "Business Day" shall mean any day on which securities are traded on the New York Stock Exchange.

      1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended.


                                        1


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      1.8 "Company" or "Companies" shall mean, respectively, (a) any corporation that is a member of the affiliated group of corporations (as defined in section 1504 of the Code and the regulations thereunder) that includes GPU, Inc., and that has adopted this Plan, and (b) all such corporations.

      1.9 "Compensation Limit" shall mean, for any Plan Year, $160,000, as increased by the cost-of-living adjustment, if any, in effect for such Plan Year under section 401(a)(17)(B) of the Code.

      1.10 "Current Balance" shall mean, with respect to any Plan Account, the existing balance of such account.

      1.11 "Disabled". A Participant shall be considered to be "Disabled" if, in the sole judgment of the Administrative Committee, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. A Participant shall not be considered to be Disabled unless he furnishes proof of the existence of his disability in such form and manner as may be required in regulations or rulings issued under section 72(m)(7) of the Code or as the Administrative Committee may otherwise require.

      1.12 "Earnings" shall mean, with respect to any Plan Account or sub-account thereof, (a) for periods ended prior to September 1, 1992, the Earnings allocated to such Account or sub-account pursuant to the provisions of
Section 6.3 of the Plan as in effect during such periods; and (b) for periods beginning on and after September 1, 1992, the Earnings attributable to the investment of such Account or sub-account, as determined under Section 6.3 hereof.

      1.13. "Eligible Rollover Distribution" shall mean any distribution or withdrawal of all or any portion of the Participant's Plan Account balances, except (a) any distribution which is, or is part of, a series of substantially equal periodic payments which is made not less frequently than annually, and which is made (1) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (2) for a specified period of 10 years or more, (b) any distribution to the extent such distribution is required to be made under section 401(a)(9) of the Code, (c) the portion of any distribution or withdrawal that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and (d) any portion of a hardship withdrawal made under Section 7.3(e) which is attributable to 401(k) Contributions, and which is made after December 31, 1998.

      1.14 "Employee" shall mean any individual who now or hereafter is employed by any Company as a common law employee. The term "Employee" shall not include any individual who is a "leased employee" within the meaning of section 414(n)(2) of the Code, or who is a Contract Worker as hereinafter defined. A "Contract Worker" shall mean any person who provides services to a Company pursuant to a written agreement between the Company (or any of the GPU Companies acting on the Company's behalf) and any entity that is not one of the GPU Companies, unless the agreement pursuant to which such person provides services to any Company specifically provides for such person to be covered under this Plan or under a program of employee benefits maintained by such Company that includes this Plan. A person who is a Contract Worker, as so defined, shall be treated as a Contract Worker for purposes of this Plan, notwithstanding any determination by any court or administrative agency that such person is properly classified as a common law employee of a Company, rather than as an independent contractor.


      1.15 "Employer Contributions" shall mean the aggregate amount of the 401(k) Contributions and Company Matching Contributions made by the Companies to the Plan on behalf of a Participant pursuant to Sections 3.2 and 3.4.

      1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.17 "Executive Officer" shall mean any Participant who is a member of GPU, Inc.'s Corporate Executive Council (as it may be constituted from time to time), or who may from time to time be designated an executive officer of GPU, Inc. by its Board of Directors.

      1.18 "GPU Stock" shall mean the common stock of GPU, Inc.

      1.19 "GPU Stock Fund" shall mean the investment fund described in Section 6.1(d).

      1.20 "Hours of Service"--an Employee shall be credited with hours of service in accordance with the following rules:

            (a) An Employee shall be credited with one hour of service for each hour for which he is paid, or entitled to payment, for the performance of duties for any Company during the applicable Plan Year.

            (b) An Employee shall be credited with one hour of service for each hour for which he is paid, or entitled to payment, by any Company for a period of time during which no duties are performed by him (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-
                                      3
      off, jury duty, military duty or leave of absence. For this purpose, a payment shall be deemed to be made by or due from a Company regardless of whether such payment is made by or due from such Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. However, no hours of service shall be credited hereunder with respect to (1) hours for which an Employee receives payment under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, or disability insurance laws, or (2) hours for which an Employee receives a payment which solely reimburses him for medical or medically related expenses incurred by him. No more than 501 hours of service shall be credited hereunder to an Employee on account of any single continuous period during which he performs no duties whether or not such period occurs within a single Plan Year.

            (c) An Employee shall be credited with one hour of service for each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by any Company. However, no hours of service shall be credited hereunder if they are credited to the Employee under (a) or (b) above. Furthermore, crediting of hours of service hereunder for periods described in (b) above shall be subject to the limitations therein set forth.

            (d) Hours of service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.

      1.21 "Investment Committee" shall mean the Investment Committee appointed under Section 8.1.

      1.22  "Investment  Options" shall mean the options  provided under Section
6.1 for the investment of Participants' Plan Accounts.

      1.23 "Mutual Fund" shall mean any fund or portfolio maintained by any open-end investment company registered under the Investment Company Act of 1940.

      1.24 "Mutual Fund Window" shall mean a brokerage account established and maintained for a Participant under the Trust Agreement, through which the Participant may invest a portion of his Plan Account balances in the shares of any Mutual Fund that may be acquired pursuant to the agreement under which such brokerage account has been established.

      1.25 "New Money" shall mean, with respect to any Plan Account as of any date, any contributions, and any repayments of principal and interest on any loan from the Plan, that are to be credited to such Account after such date.

      1.26 "Officer Participant" shall mean a Participant who is an officer of any Company, or who is an Executive Officer.

      1.27 "Participant" shall mean (a) any Employee who commenced participation in the Plan in accordance with the provisions hereinafter set forth, and who has not ceased to be a Participant by virtue of the first sentence of Section 2.5, and (b) any former Employee who continues to have any amount to his credit in any Account maintained for him under the Plan.

      1.28  "Plan"  shall  mean  the GPU  Companies  Employee  Savings  Plan For
Nonbargaining Employees, as set forth in this instrument and any and all amendments thereto.

      1.29 "Plan Year" shall mean the calendar year.

      1.30 "Recordkeeper" shall mean the entity that will perform recordkeeping and related services for the Plan pursuant to the Recordkeeping Services Agreement.

      1.31 "Recordkeeping Services Agreement" shall mean the written agreement between the Administrative Committee and any other entity under which such person will perform recordkeeping and related services for the Plan.

      1.32 "Telephone Service" shall mean the toll-free telephone service the Recordkeeper is to make available to receive notice of salary deferral elections, investment elections and changes of such elections, and requests for distributions, withdrawals and loans, from Participants and the Administrative Committee, and to furnish information to Participants, in accordance with the provisions of the Recordkeeping Services Agreement. The term "Telephone Service" shall include any other means of electronic communication, including the Internet, that the Administrative Committee and the Recordkeeper may agree, in writing, may be used to receive such notices and requests, and to furnish such information.

      1.33 "Termination of Employment" of a Participant shall mean the complete termination of the Participant's employer-employee relationship with the Companies. In the case of a Participant who at the time he becomes Disabled is eligible to receive a pension under his Company's Employee Pension Plan, the Participant's Termination of Employment shall be deemed to have occurred on the date treated as his retirement date for purposes of the Employee Pension Plan.

      1.34 "Trust Agreement" shall mean the agreement between the Companies and the Trustee setting forth the provisions of the Trust associated with this Plan.

      1.35 "Trust Fund" shall mean the funds held by the Trustee for purposes of the Plan.

      1.36 "Trustee" shall mean the individual or individuals, or the bank or trust company, or any combination thereof, appointed to hold all or part of the Trust Fund pursuant to Article 9, and includes any successor or substitute trustee.


                                  ARTICLE 2

                    Purpose, Eligibility and Participation
                    --------------------------------------

      2.1 Purpose. This Plan is intended to qualify as a cash or deferred profit sharing plan under sections 401(a) and 401(k) of the Code. The Plan also contains additional employer contribution and employee savings features. Pursuant to section 401(a)(27) of the Code, the Plan is intended to constitute a profit-sharing plan under which contributions may be made by a Company, in its discretion, whether or not such Company has current or accumulated profits.

      2.2 Eligibility. Subject to Section 2.5, any Employee shall become eligible to participate in the Plan (a) on his employment commencement date, if he is employed to perform services as a regular full-time employee, a reduced hour full-time employee or a regular nonfull-time employee, as those terms are defined in the applicable procedures of the Companies, or (b), if (a) is not applicable to the Employee, on the date on which he has completed at least one Year of Service. A "Year of Service" shall mean a consecutive 12-month computation period during which an Employee has completed at least 1,000 Hours of Service. For purposes of determining an Employee's eligibility for participation, a computation period shall begin on the Employee's employment commencement date. However, if an Employee fails to complete at least 1,000 Hours of Service during the first computation period, then the second computation period shall be the Plan Year that includes the first anniversary of the Employee's employment commencement date; and the subsequent computation periods (if needed) shall be the subsequent Plan Years.

      In the event that any question arises concerning the eligibility of any Employee to participate in the Plan, the decision of the Administrative Committee as to such Employee's eligibility shall be final and binding upon the Company, the Employees, the Participants, their Beneficiaries and any and all other persons having any interest hereunder.

      2.3 Participation. An Employee who has become eligible to participate in the Plan in accordance with Section 2.2 shall commence participation in the Plan on the first date as of which he so became eligible.

      2.4 Resumption of Participation. In the event that a Participant becomes employed with any Company after a Termination of Employment, he shall resume participation in the Plan on the date he so returns to employment with the GPU Companies, subject, however, to Section 2.5.

      2.5 Status as Nonbargaining Employee. Notwithstanding any other provision herein to the contrary, an Employee shall not be deemed to be a Participant in this Plan as of any date on which, or for any period during which, he is covered under a collective bargaining agreement that does not specifically provide for the application of this Plan to such Employee. Any Employee who ceases to be a Participant by virtue of the preceding sentence shall automatically resume participation under the Plan as of the first date on which he is no longer ineligible to participate hereunder pursuant to said sentence. Any Employee who, by virtue of the first sentence of this Section 2.5, fails to become a Participant upon the date he first meets the requirements set forth in the first paragraph of Section 2.2, shall commence participation hereunder as of the first date thereafter on which he is no longer ineligible to participate hereunder pursuant to said sentence.


                                    ARTICLE 3

                                  Contributions
                                  -------------

      3.1 In General. Contributions to the Plan may be made by or on behalf of a Participant as provided in Sections 3.2, 3.3 and 3.4, subject to the rules set forth in Section 3.5. Notwithstanding the foregoing or any other provision of this Article 3 to the contrary, the amount of any contribution that may otherwise be made by or on behalf of a Participant pursuant to the provisions of this Article 3 shall be subject to the applicable limitations set forth in
Article 4.

      3.2 401(k) Contributions. A Participant may elect to have his Benefit Compensation for any pay period within the Plan Year reduced by an amount equal to any percentage thereof that is an integral multiple of 1%, and that does not exceed 21%, and to have such amount contributed by the Companies to the Plan on the Participant's behalf. The contributions made to the Plan on behalf of a Participant under this Section shall be referred to as "401(k) Contributions".

      3.3 Employee After-Tax Contributions. A Participant may elect to contribute to the Plan, by payroll deduction, any
                                        7
percentage of his Benefit Compensation that is an integral multiple of 1%, and that does not exceed 10% and, when aggregated with the percentage elected under
Section 3.2, does not exceed 21%. The contributions that a Participant elects to make to the Plan under this Section shall be referred to as "Employee After-Tax Contributions".

      3.4 Company Matching Contributions. For each Plan Year, the Companies shall make contributions to the Plan (which contributions shall be referred to as "Company Matching Contributions") on behalf of Participants, as follows:

            (a) In the case of each Participant (other than a Participant whose employment with any of the Companies commenced prior to June 1, 1984 and who elected to be covered under the Companies' life insurance and disability retirement programs as in effect immediately prior to June 1,
      1984), the Companies shall contribute to the Plan, for each of such Participant's pay periods within the Plan Year, an amount equal to so much of the aggregate amount of the 401(k) Contributions and the Employee After-Tax Contributions made to the Plan for such pay period by such Participant or on his behalf, as does not exceed 4% of the Participant's Benefit Compensation for such pay period.

            (b) In the case of each Participant whose employment with any of the Companies commenced prior to June 1, 1984, and who elected to be covered under the Companies' life insurance and disability retirement programs as in effect immediately prior to June 1, 1984, the Companies shall contribute to the Plan, for each of such Participant's pay periods within the Plan Year, an amount equal to 70% of so much of the aggregate amount of the 401(k) Contributions and the Employee After-Tax Contributions made to the Plan for such pay period by such Participant or on his behalf, as does not exceed 4% of the Participant's Benefit Compensation for such pay period.

            (c) If (1) the amount of the 401(k) Contributions elected by the Participant under Section 3.2 for the Plan Year cannot be contributed for one or more pay periods during such year because of the dollar limitation applicable for such year under Section 4.1, and (2) the aggregate amount of the 401(k) Contributions and Employee After-Tax Contributions made by or on behalf of the Participant for any prior pay periods during such year exceeded 4% of the Participant's Benefit Compensation for such prior pay periods, the Companies shall contribute to the Plan, as a supplemental Company Matching Contribution on the Participant's behalf, an amount equal to the excess amount so contributed for each such prior pay period by or on behalf of a Participant described in (a) above, and an amount equal to 70% of the excess amount so contributed for
                                        8
      each such prior pay period by or on behalf of a  Participant  described in
      (b) above. Notwithstanding the foregoing, the amount to be so contributed on behalf of any Participant pursuant to the preceding sentence, when added to the total amount of Company Matching Contributions made on behalf of the Participant for such Plan Year under (a) or (b) above, shall not exceed 4% of the total Benefit Compensation of a Participant described in
      (a) above for all pay periods within such Plan Year, and shall not exceed 2.8% of the total Benefit Compensation of a Participant described in (b) above for all pay periods within such Plan Year.

            (d) For any Plan Year, the aggregate amount of Benefit Compensation of any Participant that may be taken into account for purposes of determining the maximum amount of Company Matching Contributions that may be made on behalf of such Participant for such Plan Year shall not exceed the Compensation Limit in effect for such Plan Year.

            (e) In addition to the Company Matching Contributions required to be made under (a), (b) or (c) above, the Companies, in their discretion, may make additional Company Matching Contributions for any Plan Year, on behalf of any Participant or group of Participants, in such amounts as the Companies deem necessary in order to preserve the Plan's qualification under section 401(a) of the Code. Any additional Company Matching Contributions so made shall be allocated to the Employer Contribution Accounts of such Participants, in such amounts, and as of such dates, as the Companies may determine in their discretion.

      3.5 Election Rules. The elections that a Participant may make under Sections 3.2 and 3.3 shall be subject to the following rules:

            (a) A  Participant  shall  make  any  such  election  by  using  the
      Telephone Service to communicate such election directly to the Recordkeeper. Any election so made shall become effective as soon as practicable after it has been so communicated to the Recordkeeper.

            (b) Any election made by a Participant under Section 3.2 or 3.3 may be revoked by the Participant at any time, or may be modified by him at any time so as to increase or decrease the amount to be contributed to the Plan by the Participant or on his behalf. Any revocation or modification of an election shall be made in the same manner, and shall become effective as of the same date, as provided in (a) above in the case of an initial election. It is provided, however, that an Officer Participant may not use the Telephone Service to make a change in election, if such change would cause his 401(k) Contributions or his Employee After-tax Contributions to cease, and such
                                        9

      Participant has in effect an investment election under which all or a portion of his 401(k) Contributions or his Employee After-tax Contributions are invested in the GPU Stock Fund. Instead, the Officer Participant must make any such change in election in such manner as the Administrative Committee shall determine.

            (c) Any election made by a Participant under Section 3.2 or 3.3 shall cease to be effective upon, and no contributions shall be made by or on behalf of a Participant after, the date on which the Participant's Termination of Employment occurs.

      3.6 Manner and Time of Contribution. All contributions to be made under the Plan by the Companies or by Participants shall be made in the form of payments to the Trustee.

      All 401(k) Contributions and Employee After-Tax Contributions to be made hereunder shall be remitted to the Trustee as soon as practicable after, but in any event by no later than the 15th Business Day of the month following the month in which, such contributions would have been paid to the Participant but for his election under Section 3.2 or 3.3. Any additional Company Matching Contributions permitted to be made for a Plan Year under Section 3.4(e) may be made at such times (either during such Plan Year or at any time after the close thereof) as the Companies may determine in their discretion. All other contributions to be made by the Companies for any Plan Year shall be made by no later than the due date (including any extensions) for filing the Companies' Federal income tax return for its taxable year corresponding with such Plan Year.

      The amount to be contributed for each Plan Year by each Company shall be the aggregate amount of the contributions to be made under Sections 3.2 and 3.4 on behalf of all those Participants that were employed by such Company during such Plan Year.


                                    ARTICLE 4

                          Limitations on Contributions
                          ----------------------------

      4.1 Dollar Limit for 401(k) Contributions. For any Plan Year, the total amount of 401(k) Contributions to be made on behalf of any Participant shall not exceed $10,000, as increased by the cost-of-living adjustment, if any, in effect for such Plan Year pursuant to regulations or rulings issued under section 415(d) of the Code.

      4.2 Nondiscrimination Test for 401(k) Contributions. For any Plan Year, the 401(k) Contributions to be made on behalf of the group of Participants who are Highly Compensated Employees
                                      10
shall not exceed the maximum amount that may be contributed on their behalf for such year under either one of the following tests:

            (a) the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees may not be more than the Actual Deferral Percentage for the group of all other Participants multiplied by 1.25; or

            (b) the excess of the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees over the Actual Deferral Percentage for the group of all other Participants may not be more than two percentage points, and the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees may not be more than the Actual Deferral Percentage for the group of all other Participants multiplied by two.

      For these purposes, the term "Actual Deferral Percentage", for any group of Participants for any Plan Year, shall mean the average of the ratios (calculated separately for each Participant in such group) of (1) the sum of the 401(k) Contributions made on behalf of such Participant for such year, to (2) such Participant's Adjusted Compensation for such year.

      4.3 Nondiscrimination Test for After-Tax and Matching Contributions. For any Plan Year, the aggregate amount of Employee After-Tax Contributions and Company Matching Contributions to be made on behalf of the group of Participants who are Highly Compensated Employees shall not exceed the maximum amount that may be contributed to the Plan on their behalf for such year under either one of the following tests:

            (a) the Contribution Percentage for the group of Participants who are Highly Compensated Employees may not be more than the Contribution Percentage for the group of all other Participants multiplied by 1.25; or

            (b) the excess of the Contribution Percentage for the group of Participants who are Highly Compensated Employees over the Contribution Percentage for the group of all other Participants may not be more than two percentage points, and the Contribution Percentage for the group of Participants who are Highly Compensated Employees may not be more than the Contribution Percentage for the group of all other Participants multiplied by two.

      For these purposes, the term "Contribution Percentage", for any group of Participants for any Plan Year, shall mean the average of the ratios (calculated separately for each Participant in such group) of (1) the sum of the Employee After-Tax Contributions and the Company Matching Contributions made on
                                       11
behalf of such Participant for such year, to (2) such Participant's Adjusted Compensation for such year. Notwithstanding the foregoing, if the applicable conditions of section 1.401(m)-(1)(b)(5) of the Federal income tax regulations are satisfied, the Companies may elect, for any Plan Year, to treat any part or all of the 401(k) Contributions as includible within the contributions described in clause (1) of the preceding sentence, for purposes of applying the non-discrimination test of this Section 4.3 for such Plan Year.

      4.4 Special Rules for Nondiscrimination Tests. For purposes of the nondiscrimination tests set forth in Sections 4.2 and 4.3, the following definitions and rules shall apply:

            (a) Adjusted Compensation. A Participant's "Adjusted Compensation" for any Plan Year shall mean the total amount of the Participant's compensation for such year, as defined in section 415(c)(3) of the Code. For any Plan Year, (1) the amount of Adjusted Compensation taken into account under the Plan for any Participant shall not exceed the Compensation Limit in effect for such Plan Year, and (2) a Participant's Adjusted Compensation for such year shall include only the Adjusted Compensation paid to him during that portion of such year during which he was a Participant.

            (b) Participant. The term "Participant", for any Plan Year, shall mean an Employee who, at any time during such year, has met the requirements for eligibility set forth in the first paragraph of Section
      2.2 and in Section 2.5.

            (c) Highly Compensated Employee. The term "Highly Compensated Employee" shall mean, for any Plan Year, any individual who is an Employee during such Plan Year, and who either:

                  (1) was, at any time during such Plan Year or the  immediately preceding Plan Year, a five-percent owner, as defined in section 416(i)(1)(B)(i) of the Code, or

                  (2)  for  the  immediately   preceding  Plan  Year  (i)  had
            Adjusted Compensation in excess of $80,000, as increased by the cost-of-living adjustments, if any, in effect for such preceding year under section 414(q)(1) of the Code, and (ii) was in the top-paid group of employees, as defined in section 414(q)(3) of the Code.
            (d) Actual Deferral Percentage and Contribution Percentage. For any Plan Year, (1) the Actual Deferral Percentage under Section 4.2 and the Contribution Percentage under Section 4.3 shall be calculated to the nearest one-hundredth of 1% and (2) the alternative limits set forth in
      Section  4.2(b)  and  Section  4.3(b) may be  utilized  only to the extent
      permitted   under  section   1.401(m)-(2)   of  the  Federal   income  tax
      regulations.
                                       12

            A 401(k) Contribution shall be taken into account in determining the
      Actual Deferral Percentage under Section 4.2 for a Plan Year only if such contribution relates to Benefit Compensation that would have been received by the Participant in such Plan Year but for his election under Section
      3.2, and only if such contribution is allocated to the Employer Contribution Account of the Participant as of a date within such Plan Year. For purposes of the preceding sentence, a 401(k) Contribution shall not be treated as having been allocated to the Participant's Employer Contribution Account as of a date within a Plan Year unless the allocation is not contingent on the Participant's participation in the Plan or performance of services after such date, and such contribution is actually paid to the Trust Fund no later than 12 months after the close of such Plan Year.

            A Company Matching Contribution shall be taken into account in determining the Actual Contribution Percentage under Section 4.3 for a Plan Year only if such contribution is allocated to the Participant's Employer Contribution Account as of a date within such Plan Year, is actually paid to the Trust Fund no later than 12 months after the close of such Plan Year, and was made on behalf of the Participant on account of his 401(k) Contributions or Employee After-Tax Contributions.

            An Employee After-Tax Contribution shall be taken into account in determining the Actual Contribution Percentage under Section 4.3 for the Plan Year in which such contribution was made to the Trust Fund.

            (e) Aggregation. If one or more plans are aggregated with this Plan for purposes of satisfying section 401(a)(4) or 410(b) of the Code (other than section 410(b)(2)(A)(ii) of the Code) for any Plan Year, then, for purposes of applying the nondiscrimination tests in Sections 4.2 and 4.3 for such year, the 401(k) contributions, employee after-tax contributions and company matching contributions made under such plan or plans and under this Plan shall be treated as having been made under a single plan. If one or more plans are permissibly aggregated with this Plan for purposes of satisfying the nondiscrimination test in Sections 4.2 and/or Section 4.3 for any Plan Year, then such plan or plans, when aggregated with this Plan, must also satisfy sections 401(a)(4) and 410(b) of the Code for such year, as though they were a single plan. The Actual Deferral Percentage or Actual Contribution Percentage of any Highly Compensated Employee determined under Section 4.2 or 4.3, as the case may be, shall be determined by treating all cash or deferred arrangements, or all plans which permit employee after-tax contributions and/or company matching contributions, as applicable, of any Company in which such Highly Compensated Employee is eligible to participate as a single such arrangement or plan.

      4.5 Net Profit Limitation. To the extent that the aggregate amount of Employer Contributions that a Company otherwise would be required to make for any Plan Year would exceed the Company's Net Profit, the Company shall not be required to make such excess contributions. However, any part or all of such excess contributions may be made by the Company, in its sole discretion. For this purpose, a Company's Net Profit, with respect to any Plan Year, shall mean the sum of (a) its retained earnings as of the end of the immediately preceding Plan Year, as reported in its regularly prepared financial statements for such year, and (b) its net income for the current Plan Year, as determined in accordance with generally accepted accounting principles, but prior to any deduction for (1) taxes imposed on or measured by net income, (2) contributions to this Plan, and (3) payment of any dividends by the Company.

      4.6 Deduction Limitation. The aggregate amount of Employer Contributions to be made by a Company for any Plan Year may not exceed either of the following amounts:

            (a) 15% of the Compensation paid by the Company during such year to all Participants employed by it; or

            (b) (1) the greater of (i) 25% of the Compensation paid by the Company during such year to all Participants employed by it or (ii) the amount of contributions made by the Company to its Employee Pension Plan for such year to the extent such contributions do not exceed the amount of contributions necessary to satisfy the minimum funding standard under section 412 of the Code for such year, minus (2) the total amount of contributions made by the Company to its Employee Pension Plan for such year.

      For these purposes, a Participant's "Compensation" for any Plan Year shall mean the total amount of compensation received by the Participant from a Company during such year, to the extent such compensation is currently includible in the Participant's gross income for Federal income tax purposes. For any Plan Year,
(A) the amount of Compensation taken into account under the Plan for any Participant shall not exceed the Compensation Limit in effect for such Plan Year, and (B) a Participant's Compensation for such year shall include the Compensation paid to him during the entire such year, whether or not he was a Participant for the entire such year.

      A Participant's Compensation for any Plan Year shall be taken into account for purposes of this Section only if a contribution is made on behalf of the Participant for such year under Section 3.2 or 3.4.
                                       14

      4.7 Section 415 Limitation. For any Plan Year, the total amount contributed by or on behalf of any Participant under this Plan, when aggregated with all other amounts which are "annual additions" with respect to such Participant, shall not exceed the lesser of (a) $30,000 (as adjusted by the Internal Revenue Service under Code section 415(d) for such year) or (b) 25% of the Participant's compensation for such Plan Year, as defined in section 415(c)(3) of the Code, but subject to the limitation set forth in clause (A) of the second paragraph of Section 4.6. In addition, the amounts contributed under this Plan by or on behalf of any Participant for any Plan Year beginning before January 1, 2000 shall not exceed the amount which is permissible under the overall limitation applicable to such Participant for such Plan Year under section 415(e) of the Code. For these purposes, "annual additions" with respect to a Participant shall mean (1) any employer contributions, after-tax employee contributions or forfeitures made by or on behalf of, or allocated to, the Participant under any qualified defined contribution plan maintained by any Company, and (2) except as to the limitation in clause (b) above, amounts allocated after March 31, 1984 on behalf of the Participant to any individual medical account which is part of a pension or annuity plan, or any contributions paid or accrued after December 31, 1985 attributable to post-retirement medical benefits allocated on behalf of the Participant to a separate account described in Code section 419A(d)(1) under a welfare benefit fund, maintained by any Company.

      If the contributions made by or on behalf of a Participant for any Plan Year exceed the limitations under this Section 4.7 for such year, such excess shall be deemed to be attributable to such contributions in the following order:
(i) unmatched Employee After-Tax Contributions, (ii) unmatched 401(k) Contributions, (iii) matched Employee After-Tax Contributions, (iv) matched 401(k) Contributions, (v) Matching Contributions, and (vi) any other contributions taken into account for purposes of this Section 4.7. To the extent permitted by section 1.415-6(b)(6) of the Federal income tax regulations, (x) any Employee After-Tax Contributions deemed to be a part of such excess, and the earnings on such Employee After-Tax Contributions, shall be distributed to the Participant from his Employee After-Tax Contribution Account in accordance with
Section 1.415-6(b)(6)(iv) of the Federal income tax regulations, (y) any 401(k) Contributions deemed to be a part of such excess, and the earnings on such 401(k) Contributions, shall be distributed to the Participant from his Employer Contribution Account in accordance with section 1.415-6(b)(6)(iv) of the Federal income tax regulations, and (z) any other contributions made under this Plan which are deemed to be a part of such excess shall be treated in the manner described in section 1.415-6(b)(6)(ii) of the Federal income tax regulations, or as otherwise determined by the Committee under Section 4.8.

      4.8 Adjustments. Notwithstanding any other provision herein to the contrary, at any time during the Plan Year, the Administrative Committee may make such adjustments to or impose such restrictions on the amounts that otherwise are to be contributed to the Plan by or on behalf of any Participant or group of Participants during the balance of such year, as the Administrative Committee deems necessary in order for such contributions not to exceed any of the limitations set forth in this Article 4, or in order for the Plan to meet any other requirement for the Plan's continued qualification under sections 401(a) and 401(k) of the Code.

      In addition, notwithstanding any other provision herein to the contrary, each contribution made under the Plan by or on behalf of a Participant, and the allocation thereof to the Participant's Plan Accounts, is subject to such contribution and allocation not causing the Plan to lose its qualification under section 401(a) of the Code. If it should be determined that any contribution and allocation so made would otherwise cause the Plan to lose its qualification under section 401(a) of the Code, the Administrative Committee may take whatever steps it determines to be necessary to preserve the Plan's qualification under section 401(a) of the Code, including (in addition to the measures provided for in Section 4.9) directing that the Participant's Plan Accounts be adjusted to eliminate therefrom the amount so allocated with respect to such contribution (and any Earnings attributable thereto), and directing that any amount so eliminated be returned to the Companies, or held in a suspense account for allocation to the Participant in a subsequent Plan Year, or reallocated to the Accounts of such other Participants, in such amounts as the Administrative Committee determines in its discretion.

      Any 401(k) Contributions or Employee After-Tax Contributions so returned to the Companies shall be paid by them to those Participants on whose behalf such amounts were contributed by the Companies to the Plan, as soon as practicable after the Companies have received them.

      4.9 Corrective Distributions. If for any Plan Year the contributions made by or on behalf of a Participant for such year exceed the limitation applicable to such contributions under Section 4.1, 4.2 or 4.3, or if any part of the 401(k) Contributions made on behalf of a Participant during any taxable year of the Participant is designated as an excess deferral under subsection (b) below, such excess contributions, or the amount so designated, shall be distributed to the Participant in accordance with the following rules:

            (a) If the aggregate amount of the 401(k) Contributions made on behalf of a Participant for any Plan Year exceeds the dollar limit for such contributions under Section 4.1, the excess amount so contributed, as adjusted
                                      16
      for income or loss allocable thereto, shall be distributed to the Participant by no later than April 15 next following the close of such Plan Year.

            (b) If the aggregate amount of the 401(k) Contributions made on behalf of a Participant under this Plan for any taxable year of the Participant, when added to the total amount deferred in such year under other plans or arrangements described in section 401(k), 408(k) or 403(b) of the Code, exceeds the limit applicable to the Participant under section 402(g) of the Code for such taxable year, the Participant may designate a portion of such excess amount as allocable to the 401(k) Contributions made on the Participant's behalf under this Plan for such year. Such designation shall be made by filing with the Administrative Committee a written notice that specifies the amount so designated, and which contains a certification by the Participant that if the amount so designated is not distributed, such amount, when added to the total amount deferred under other plans or arrangements described in section 401(k), 408(k) or 403(b) of the Code, will exceed the limit applicable to the Participant under section 402(g) of the Code for the taxable year in question.
            Such written notice shall be filed with the Administrative Committee no later than by March 1 next following the close of such taxable year. The amount so designated, as adjusted for income or loss allocable thereto, shall be distributed to the Participant from his Employer Contribution Account by no later than April 15 next following the close of such taxable year.

            (c) If as of the close of any Plan Year the aggregate  amount of the
      401(k) Contributions made for such year on behalf of Participants who are Highly Compensated Employees exceeds the limit for such contributions under Section 4.2, the excess amount of such contributions, as adjusted for income or loss allocable thereto, shall be distributed to those Participants determined under (e) below. Such distributions shall be made by no later than March 15 next following the close of such Plan Year. Any amount that otherwise would be distributed to a Participant in accordance with the preceding sentence shall be reduced, in accordance with regulations or rulings issued under section 401(k) of the Code, by any amounts distributed to the Participant under (a) or (b) above.

            (d) If as of the close of any Plan Year the aggregate amount of Employee After-Tax Contributions and Company Matching Contributions made for such year by or on behalf of Participants who are Highly Compensated Employees exceeds the limit for such contributions under Section 4.3, the excess amount so contributed, as adjusted for income or loss allocable thereto, shall be distributed to those
                                      17

      Participants determined under (e) below. Any such distribution shall be made by no later than March 15 next following the close of such Plan Year.

            (e) The amount of excess contributions to be distributed to any Participant under (c) or (d) above for any Plan Year shall be determined under the following paragraph.

            First, the total amount of excess contributions to be distributed for such Plan Year to all Participants shall be determined as follows. The Actual Deferral Percentages, or the Contribution Percentages, of the Participants who are Highly Compensated Employees shall be reduced in the order of the amount of their Actual Deferral Percentages, or their Contribution Percentages, beginning with those Highly Compensated Employees with the highest such percentages, until the aggregate amount of 401(k) Contributions, or the aggregate amount of Employee After-Tax Contributions and Company Matching Contributions, for such Participants has been reduced to the amount permissible under Section 4.2 or 4.3. The total amount of excess contributions to be distributed for such Plan Year shall be equal to the aggregate amount of such reductions. Second, the portion of the total amount of excess contributions to be distributed for such Plan Year to each Participant shall be determined as follows. The 401(k) Contributions, or the Employee After-Tax Contributions and Company Matching Contributions, of the Participants who are Highly Compensated Employees shall be reduced in the order of the dollar amount of such contributions, beginning with those Highly Compensated Employees with the highest such dollar amounts, until the aggregate amount of 401(k) Contributions, or the aggregate amount of Employee After-Tax Contributions and Company Matching Contributions, for such Participants has been reduced by an amount equal to the total amount of excess contributions to be distributed. The portion of the total amount of excess contributions to be distributed for such Plan Year to each Participant shall be equal to the amount by which his 401(k) Contributions, or Employee After-Tax Contributions and Company Matching Contributions, are reduced pursuant to the preceding sentence.

            (f) If any 401(k) Contributions, or any Employee After-Tax Contributions, are distributed under this Section 4.9, then any Matching Contributions that (1) were made with respect to the 401(k) Contributions, or Employee After-Tax Contributions, so distributed and (2) have not been distributed under this Section 4.9 shall be charged to the Participants' Employer Contribution Accounts and returned to the Companies, and any income or loss allocable to the Matching Contributions so returned shall be charged to such

      Accounts and returned to the Trust Fund, or reallocated to the Accounts of the Participants, in such manner as the Administrative Committee shall direct.

            (g) The amount of income or loss allocable to the excess contributions to be distributed to any Participant pursuant to (a), (b),
      (c) or (d) above shall be determined in accordance with the applicable provisions of the regulations issued under sections 401(k), 401(m) and 402(g) of the Code.

            (h) Any amounts required to be distributed to a Participant pursuant to (a), (b), (c) or (d) above shall be so distributed, notwithstanding any other provision in this Plan to the contrary.


                                    ARTICLE 5

                        Accounts, Transfers and Rollovers
                        ---------------------------------

      5.1 Plan Accounts. For each Participant, there shall be established and maintained the following separate Plan Accounts:

            (a) An Account with respect to all of the Employer Contributions made on behalf of the Participant under Sections 3.2 and 3.4, all Vacation Carryover Contributions made on behalf of the Participant under Section
      3.3 of the Plan as in effect prior to January 1, 1992, and any rollover amount transferred to the Plan by the Participant under Section 5.6 (such Account is hereinafter referred to as the Participant's "Employer Contribution Account"). A Participant's Employer Contribution Account shall also include any amounts which, pursuant to the terms of his Company's Employee Pension Plan or the PAYSOP, were transferred from such plans to this Plan and which, under the provisions of this Plan in effect as of the date of such transfer, were required to be credited to this Account.

            (b) An Account with respect to the Employee After-Tax Contributions made by the Participant under Section 3.3 (such Account is hereinafter referred to as the Participant's "Employee After-Tax Contribution Account"). A Participant's Employee After-Tax Contribution Account shall also include any amounts representing the Participant's Accumulated Payments or other account balances under his Company's Employee Pension Plan or Plan for Retirement Annuities, or representing any portion of his account balances under the PAYSOP, which, pursuant to the terms of such plans, were transferred from such plans to this Plan and which, under the provisions of this Plan in effect as of the date of such transfer, were required to be credited to this Account.
                                       19

            (c) An Account with respect to the Tax Deductible Employee Contributions which were made by the Participant under Section 5.4 of the Plan as in effect prior to January 1, 1987 (such Account is hereinafter referred to as the Participant's "Tax Deductible Employee Contribution Account"). A Participant's Tax Deductible Employee Contribution Account shall also include any amounts which, under the terms of his Company's Employee Pension Plan or Plan for Retirement Annuities, were transferred from such plans to this Plan and which, under the provisions of this Plan in effect as of the date of such transfer, were required to be credited to this Account.

      5.2 Sub-accounts. The Administrative Committee shall cause to be established and maintained, within any Plan Account, such sub-accounts as may be necessary or desirable to comply with the requirements of the Code or to otherwise effect the purposes of the Plan. Without limiting the foregoing, separate sub-accounts shall be established and maintained as follows:

            (a) Within each Participant's Employer Contribution Account, a separate sub-account shall be established and maintained for each of the following:

                  (1) for all 401(k) Contributions made on behalf of the Participant (such sub-account is referred to hereinafter as the "401(k) Portion" of the Participant's Employer Contribution Account);

                  (2) for all Vacation Carryover Contributions made on behalf of the Participant under Section 3.3 of the Plan as in effect prior to January 1, 1992 (such sub-account is referred to hereinafter as the "VCC Portion" of the Participant's Employer Contribution Account);

                  (3) for all Company Matching  Contributions  made on behalf of the Participant (such sub-account is referred to hereinafter as the "Company Matching Contribution Portion" of the Participant's Employer Contribution Account); and

                  (4) for any  rollover  amount  transferred  to the Plan by the
            Participant under Section 5.5 (such sub-account is referred to hereinafter as the "Rollover Portion" of the Participant's Employer Contribution Account).

            (b)  Within  each  Participant's   Employee  After-Tax  Contribution
      Account, a separate sub-account shall be established and maintained for each of the following:

                  (1) for all amounts  transferred  (directly or  indirectly) to this Plan with respect to such Participant's Accumulated Payments under his Company's Employee Pension Plan or Plan for Retirement Annuities (such sub-account is referred to hereinafter as the "Accumulated Payments Portion" of the Participant's Employee After-Tax Contribution Account); and

                  (2) for (i) all Employee  After-Tax  Contributions made by the
            Participant, and (ii) all other employee contributions made by the Participant under his Company's Employee Pension Plan or Plan for Retirement Annuities (and any income attributable to such contributions) that have been transferred to this Plan (such sub-account is referred to hereinafter as the "Separate Contract Portion" of the Participant's Employee After-Tax Contribution
            Account; and such sub-account, including any Earnings credited thereto, shall constitute a "separate contract" for purposes of section 72(d) of the Code).

      5.3 Adjustment of Accounts. Each Plan Account and, where appropriate, each sub-account shall be adjusted from time to time as follows:

            (a) such Account or sub-account shall be credited with the amounts contributed to the Plan by or on behalf of the Participant under Sections 3.2, 3.3 and 3.4, and with any payments of principal and interest made by the Participant pursuant to Section 7.4(e) on any loan made to him from such Account or sub-account;

            (b) such Account or sub-account shall be credited or charged, as the case may be, with the Earnings attributable to the investment thereof, and with any amounts transferred to or from such Account or sub-account as provided in Sections 5.5 and 5.6;

            (c) such Account or sub-account shall be charged with the amount of any distributions or withdrawals made therefrom pursuant to Section 4.9 or
      Article 7, with the amount of any adjustment to, or distribution from, such Account or sub-account required pursuant to Section 4.8, with any amount required to be charged to such Account pursuant to Section 7.4(h), or Section 11.7(e), and with the portion of any fees, expenses or taxes paid out of the Trust Fund that is allocated to such Account or sub-account pursuant to the applicable provisions of the Trust Agreement (but such Account or sub-account shall be so charged only to the extent such portion of the fees, expenses and taxes so paid is not otherwise reflected in the amount of Earnings credited or charged to the Account or sub-account pursuant to (b) above); and
                                       21

            (d) such Account or sub-account shall also reflect the number of units of interest or shares, as applicable, in the Investment Options in which the balance of such Account or sub-account is invested. The number of units of interest or shares to be so reflected shall include both fractions of a unit of interest or share, as well as whole units of interest or shares.

      5.4 Transfer upon Change of Status. In the case of any Employee who ceases to be a Participant by virtue of the first sentence of Section 2.5, the balances to the Participant's credit in his Employer Contribution Account, his Employee After-Tax Contribution Account (including the Accumulated Payments Portion and the Separate Contract Portion thereof, if any) and his Tax Deductible Employee Contribution Account under this Plan shall automatically be transferred and credited, respectively, to the Participant's Employer Contribution Account, to his Employee After-Tax Contribution Account (and to the Accumulated Payments Portion and the Separate Contract Portion thereof, if applicable) and to his Tax Deductible Employee Contribution Account under his Company's Employee Savings Plan for Bargaining Unit Employees, effective as of the first date on which he so ceases to be a Participant or, if later, as of the effective date of the adoption of his Company's Employee Savings Plan for Bargaining Unit Employees.

      In the case of any Employee who resumes participation or commences participation under this Plan pursuant to the second or third sentence of
Section 2.5, the balances to the Participant's credit in his Employer Contribution Account, his Employee After-Tax Contribution Account (including the Accumulated Payments Portion and the Separate Contract Portion thereof, if any) and his Tax Deductible Employee Contribution Account under his Company's Employee Savings Plan for Bargaining Unit Employees shall automatically be transferred and credited, respectively, to the Participant's Employer Contribution Account, to his Employee After-Tax Contribution Account (and to the Accumulated Payments Portion and the Separate Contract Portion thereof, if applicable) and to his Tax Deductible Employee Contribution Account under this Plan, effective as of the first date on which the Participant so resumes or commences participation hereunder.

      5.5 Rollovers. Pursuant to rules established by the Administrative Committee, a participant may roll over into this Plan amounts that meet each of the following requirements:

            (a) The amount to be rolled over must represent either (1) part or all of an "eligible rollover distribution", within the meaning of section 402(c)(4) of the Code, from a trust qualified under section 401(a) of the Code or from an employee annuity plan qualified under section 403(a) of the Code (such a trust or plan shall be referred to below as a "Qualified Plan") or (2) the entire amount of a distribution
                                       22
      to the Participant from an individual retirement account or individual retirement annuity, as defined in section 408(a) or section 408(b) of the Code, in which no amount in such account, or no part of the value of such annuity (such an account or annuity shall be referred to below as an "IRA"), at the time of distribution to the Participant, was attributable to any source other than a "rollover contribution", as defined in section 402 of the Code, from a Qualified Plan.

            (b) The amount to be rolled over must be (1) an amount which the Participant elected to have paid directly from a Qualified Plan to this Plan in accordance with section 401(a)(31) of the Code; or (2) an amount distributed, or deemed distributed, to the Participant from a Qualified Plan, or from an IRA, not more than 60 days prior to the date on which such amount is transferred to this Plan, including any such amount representing (i) any portion of the Participant's account in a Qualified Plan that was applied to offset any outstanding balance of a loan to the Participant from such plan, or (ii) income taxes withheld on a distribution to the Participant from a Qualified Plan.

            (c) The amount to be rolled over must not  represent  all or part of
      (1) a distribution  that is required to be made to the  Participant  under section 401(a)(9),  section 408(a)(6) or section 408(b)(3) of the Code, or
      (2) an amount distributed to the Participant in the Participant's capacity as a beneficiary of another individual.

            (d) The amount to be rolled over may not include (1) any part of a distribution to the Participant that would not be includible in the Participant's gross income for Federal income tax purposes, even if it were not rolled over, or (2) any "accumulated deductible employee contributions" within the meaning of section 72(o)(5)(B) of the Code.

            (e) The amount to be rolled over must consist entirely of cash, and shall be paid to the Plan only by means of a check made payable to, or endorsed over to, the Trustee; provided, however, that amounts to be paid directly to the Plan, in accordance with section 401(a)(31) of the Code, from the Employee Pension Plan maintained by any Company may be so paid to the Plan by means of a wire transfer.

      The Administrative Committee may adopt such procedures, and may require a Participant to furnish such information or documentation, as the Administrative Committee, in its sole discretion, deems necessary to ensure that the amount the Participant requests to roll over to this Plan will meet all the foregoing requirements.

      Any amount rolled over to this Plan shall be credited to the Participant's Employer Contribution Account as of the date such amount is received by the Trustee of this Plan.

      5.6 Vesting. A Participant's interest in each of his Plan Accounts shall be fully vested and nonforfeitable at all times.

                                    ARTICLE 6

                            Investments and Earnings
                            ------------------------

      6.1 Investment of Accounts. The balance of each Plan Account maintained for a Participant hereunder shall be invested, as the Participant shall from time to time elect in accordance with Section 6.2, in any one or more of the following Investment Options:

            (a) units of interest in one or more of the following investment portfolios or funds, established by the Investment Committee under, and pursuant to, the Trust Agreement: the Conservative Growth Portfolio, the Moderate Growth Portfolio, the Aggressive Growth Portfolio, the Interest Income Fund, the Diversified Bond Fund, the S&P 500 Index Fund, the International Equity Fund and the Small Cap Equity Fund.

            (b) shares of one or more of the following Mutual Funds: the Fidelity Puritan Fund, the Fidelity Retirement Fund, the Fidelity Overseas Fund, and the Fidelity OTC Fund.

            (c) shares of one or more Mutual Funds acquired through a Mutual Fund Window.

            (d) units of interest in an investment fund established, maintained and managed by the Trustee pursuant to the Trust Agreement (referred to herein as the "GPU Stock Fund") the assets of which are invested primarily in shares of GPU Stock.

      Except as otherwise provided in the Trust Agreement, all dividends and other distributions payable with respect to the shares of any Mutual Fund in which any Plan Account or sub-account thereof is invested shall be reinvested in additional shares of such Mutual Fund, and the number of additional shares acquired as a result of such reinvestment shall be credited to such Plan Account or sub-account. In addition, except as otherwise provided in the Trust Agreement, all dividends and other distributions payable with respect to the shares of GPU Stock held in the GPU Stock Fund shall be reinvested by the Trustee in such fund in additional shares of GPU Stock.

      To the fullest extent permissible under section 404(c) of ERISA, the Trustee, the members of the Administrative Committee
                                       24
and the Investment Committee, and any other fiduciary of the Plan shall not be liable for any loss, or by reason of any breach of duty, that results from any election made, or deemed to have been made, by a Participant under Section 6.2 with respect to the investment of his Plan Account balances.

      6.2 Investment Elections. Elections with respect to the investment of a Participant's Plan Accounts shall be made in accordance with the following rules:
            (a) Initial Investment Election. Each Participant shall make an initial investment election with respect to each Plan Account that is established for him hereunder by no later than the close of the last Business Day immediately preceding the date on which an amount is first credited to such Account pursuant to Section 5.3. Such election shall be made in the manner set forth in (d) below. If a Participant fails to make an investment election with respect to any of his Plan Accounts by the time required under the first sentence hereof, the Participant shall be deemed to have elected to have the entire balance of such Plan Account invested in the Interest Income Fund.

            (b) Election for Transferred Amounts. If any rollover amount is transferred to this Plan with respect to a Participant pursuant to Section
      5.5 (any amount so transferred is hereinafter referred to as a "Transferred Amount"), the Participant shall make a separate election as to the investment of the Transferred Amount. The election shall be made in the manner set forth in (d) below, and shall be made by no later than the close of the last Business Day immediately preceding the date on which the Transferred Amount is received by the Trustee of this Plan. If a Participant fails to make an investment election with respect to any Transferred Amount by the time required under the preceding sentence, the Participant shall be deemed to have elected to have the entire Transferred Amount invested in the Interest Income Fund.

            (c) Investment Election Changes. Subject to the limitations set forth below, a Participant may change his investment election with respect to any of his Plan Accounts, by making a new investment election with respect to such Account in accordance with the provisions of (d) below. A Participant may so change his investment election just with respect to the Current Balance of any Plan Account; or just with respect to the New Money that is to be credited to any Plan Account on or after the effective date of such change; or with respect to both the Current Balance of, and New Money to be credited to, any Plan Account.

            (d)  Procedure  for  Making  Elections.   An  investment  election
      under (a) above shall be made by communicating such election directly to the Recordkeeper by using the Telephone
                                       25

      Service. During such communication, the Participant shall indicate, by percentage (which shall be an integral multiple of 1%), the portion of the Participant's Plan Account balance to be invested in each Investment Option. In the case of an investment election under (a) above, the Participant shall designate his investment choices, in the manner described in the preceding sentence, separately for each of his Plan Accounts. A Participant's election with respect to any Plan Account shall apply proportionately to each sub-account established and maintained under such Plan Account, except the sub-account for the Rollover Portion of his Employer Contribution Account. An investment election under (b) above shall be made on a form provided by and filed with the Recordkeeper. On such form, the Participant shall indicate his investment election for the Transferred Amount by indicating, by percentage (which shall be an integral multiple of 1%), the portion of the Transferred Amount to be invested in each Investment Option. Any change in a Participant's investment election under (c) above shall be made in the same manner as herein described in the case of an election under (a) above; except that, to make any election to transfer amounts to, within or out of a Mutual Fund Window, the Participant must take such additional or other steps as are required under the Recordkeeping Services Agreement.

            (e) Restrictions on Elections. Notwithstanding the foregoing, a Participant's right to make investment elections, or changes thereof, shall be subject to the following limitations:

                  (1) A Participant may not make an initial investment  election for any Plan Account under (a) above under which any portion of such Account will be invested through a Mutual Fund Window. In addition, a Participant may not elect to have New Money for any Plan Account invested through a Mutual Fund Window.

                  (2) A  Participant  may change his  investment  election  with respect to New Money to be credited to any of his Plan Accounts no more frequently than once each pay period.

                  (3) In the case of an  investment  election  change  made with respect to the Current Balance of any Plan Account, a Participant may not elect to have any portion of such balance invested through a Mutual Fund Window, unless such portion of the balance of that Account has not been invested in the Interest Income Fund at any time during the three-month period ending on the date on which the Participant's investment election change is made.

                  (4) In the case of an  investment  election  change  made with respect to the Current Balance of any Plan Account, a Participant may not elect to have any portion of such balance invested in the Interest Income Fund, unless such portion of the balance of that Account has not been invested through a Mutual Fund Window at any time during the three-month period ending on the date on which the Participant's investment election is made.

                  (5) In the case of an  investment  election  change  made with respect to the Current Balance of any Plan Account, a Participant may not elect to have a portion of such balance transferred to investment in a Mutual Fund Window, unless (i) the total amount invested by the Participant in the Mutual Fund Window, immediately following such transfer, does not exceed 50% of the value of the Participant's Plan Account balances, determined at the close of the last Business Day immediately preceding the day on which such transfer is completed, and (ii) the amount of such transfer is at least $2,000.

                  (6) An Officer  Participant may not use the Telephone  Service
            to communicate an investment election, or an investment election change, to the Recordkeeper, if such election, or such change, will result in, increase, reduce or otherwise affect any investment of such Officer Participant's Plan Accounts in the GPU Stock Fund. Instead, the Officer Participant must make any such investment election, or any such change in investment election, in such manner as the Administrative Committee shall determine.

                  (7) Any election by an Officer Participant to effect a transfer of investment between the GPU Stock Fund and any other Investment Option may be made only on and effective as of the date that occurs (i) during a Quarterly Window Period (as defined below) and (ii) in the case of an Officer Participant who is an Executive Officer, after six months have elapsed since the date of the last such election by the Officer Participant. "Quarterly Window Period" means the period beginning on the third business day following the date of public release of each of GPU's quarterly and annual summary statement of sales and earnings and ending on the 12th business day after such public release; and a date shall be treated as the date of public release of such a summary statement if, on such date, the statement either (A) appears on a wire service, (B) appears in a financial news service, (C) appears in a newspaper of general circulation, or (D) is otherwise made publicly available, for example, by press release to a wire service, financial news service or newspaper of general circulation.

                  (8) If any Executive Officer requests any withdrawal or a loan from the Plan under Section 7.3 or 7.4, and such request will result in a withdrawal of any shares of GPU Stock from the GPU Stock Fund under Section 7.3(f)(1) or (2) or 7.4(k), as applicable, such Executive Officer may not invest in such fund for a period of six months following the date upon which such request becomes irrevocable. In addition, any Executive Officer who ceases participation in the GPU Stock Fund (either through the withdrawal of all of that portion of his Plan Account balances invested in units of interest in the GPU Stock Fund or by his ceasing to have in effect an investment election requiring the investment of any portion of his Plan Account balances in units of interest in the GPU Stock Fund) may not participate again in the GPU Stock Fund for at least six months following the date on which such participation ceased. Further, if a loan to a Participant who is an Executive Officer is withdrawn, wholly or in part, from the GPU Stock Fund, then (i) during the six-month period following the date upon which an amount of the Participant's loan is deemed to be so withdrawn (the "Loan Withdrawal Period"), all payments of principal or interest on the loan as are received by the Plan shall be credited to the Participant's Employer Contribution Account and allocated ratably among the Investment Options, other than the GPU Stock Fund, in which the balance of his Employer Contribution Account is invested, and (ii) the Participant may not otherwise invest in the GPU Stock Fund during the Loan Withdrawal Period.

            (f) Effect of Election. An investment election made by a Participant, or deemed to have been made by him, with respect to any of his Plan Accounts under (a) above, or with respect to any Transferred Amount under (b) above, shall remain in effect until the Participant changes his investment election with respect to such Plan Account, or with respect to the Plan Account to which such Transferred Amount was credited, in accordance with (c) above. Any investment election change made by a Participant under (c) above with respect to any Plan Account shall remain in effect until the Participant again changes his investment election with respect to such Plan Account in accordance with (c) above.

            (g) Implementation. All transactions necessary to implement any investment elections and changes therein that are made by Participants pursuant to this Section 6.2 shall
                                       28
      be executed at such times, and in such manner, as provided in the Trust Agreement or in the Recordkeeping Services Agreement. Notwithstanding the foregoing or any other provision of this Section 6.2 to the contrary, if a Participant communicates an investment election, or an investment election change, pursuant to (d) above that cannot be implemented with respect to any portion of the balance of any of the Participant's Plan Accounts because of any of the restrictions set forth in (e) above, the investment election, or investment election change, so communicated will be treated as invalid in its entirety; and such investment election, or such investment election change, will not be given effect or implemented as to any portion of the balance of any of the Participant's Plan Accounts.

      6.3 Determination of Earnings. The Earnings attributable to the investment of any Plan Account or subaccount thereof for any period beginning on or after September 1, 1992, shall mean the amount (positive or negative) by which (a) the aggregate value, as of the close of the last business day of such period, of all Investment Options in which such Account or sub-account is then invested, plus the unpaid principal amount of any loan made to the Participant from such Account or sub-account that is outstanding at the close of such day, and any cash amount standing to the Participant's credit in such Account or sub-account as of the close of such day, as reduced by (b) the amount of all contributions, and all amounts transferred to the Plan, that were credited to such Account or sub-account during the period, and as increased by (c) the amount of all distributions, withdrawals and amounts transferred from the Plan that were charged to such Account or sub-account during the period, exceeds, or is less than, (d) the aggregate value, as of the close of the last business day immediately preceding the start of such period, of all Investment Options in which such Account or sub-account was then invested, plus the unpaid principal amount of any loan made to the Participant from such Account or sub-account that was outstanding at the close of such day, and any cash amount standing to the Participant's credit in such Account or sub-account as of the close of such day.

      For purposes of the foregoing, the value of a unit of interest in any of the Investment Options described in Section 6.1(a), or in the GPU Stock Fund, as of any Business Day shall be the value thereof at the close of such day, as determined by the Trustee in accordance with the applicable provisions of the Trust Agreement; and the value of a share of any Mutual Fund as of any Business Day shall be the Mutual Fund's net asset value per share at the close of such day, as determined by the Mutual Fund's investment manager.

      6.4 Voting Rights. In accordance with the applicable rules set forth in the Trust Agreement, each Participant shall have the
                                       29
right to direct the Trustee as to how to vote the shares of GPU Stock attributable to the units of interest in the GPU Stock Fund credited to his Plan Accounts, and the right to direct the Trustee as to how to exercise all other rights pertaining to such shares, including the right to direct the Trustee as to the manner in which to respond to a tender or exchange offer with respect to any such shares of GPU Stock. A Participant shall be treated as a "named fiduciary" within the meaning of section 402(a)(2) of ERISA, for the purpose of giving such directions to the Trustee.

      To the extent provided in the Trust Agreement, each Participant shall have the right to vote the shares of any Mutual Funds credited to his Plan Accounts, and to exercise all other rights pertaining to such shares.


                                  ARTICLE 7

                      Distributions, Withdrawals and Loans
                      ------------------------------------

      7.1 Distributions to Participants. A Participant's Plan Account balances shall become distributable to him upon his Termination of Employment for any reason other than his death. Distributions to the Participant shall be made in accordance with the following rules:

            (a) Form and Amount of Distribution. A distribution to a Participant with respect to his Plan Account balances shall consist of such portion of such balances as the Participant may elect, up to the aggregate value of such balances; provided, however, that the amount of any distribution hereunder shall be at least $1,000, or if less, the entire amount of such aggregate value. For purposes of this Section 7.1(a), the value of a Participant's Plan Account balances shall be determined as of the close of the day on which the distribution is made, except that for purposes of applying the rule set forth in the preceding sentence, such value shall be determined as of the close of the last Business Day immediately preceding the day on which the distribution is made. The distribution shall be made in the form of a single lump-sum cash payment.

            (b) Distribution in GPU Stock. Notwithstanding subsection (a), if the aggregate amount, or the aggregate remaining amount, of a Participant's Plan Account balances is otherwise distributable to him in the form of a single lump-sum cash payment, and if, at the date on which such distribution is to be made, such balances are invested in whole or in part in units of interest in the GPU Stock Fund, the Participant may elect to have his Account balances distributed in the manner described below:

                  (1) A single lump-sum payment in kind consisting of the number of whole shares of GPU Stock that the Participant elects to receive, up to the number of whole shares of GPU Stock determined by dividing the aggregate value of the units of interest in the GPU Stock Fund credited to the Participant's Plan Accounts by the per share value of GPU Stock, and if the result is other than a whole number, rounding down the result to the nearest whole number; and

                  (2) A single  lump-sum cash  payment,  made on the same day as the payment in clause (1) above, in an amount equal to the excess of
            (i) the aggregate value of the Participant's Plan Account balances (prior to the payment in clause (1)) over (ii) the aggregate value of the shares of GPU Stock distributed under clause (1).

      For the purpose of clauses (1) and (2) above, the aggregate value of the Participant's units of interest in the GPU Stock Fund, the per share and aggregate values of the GPU Stock and the aggregate value of the Participant's Plan Account balances shall be determined as of the close of the day as of which the payments are to be made; and, for the purpose of making such determinations, the per share value of GPU Stock at the close of such day shall be the per share 4:00 P.M. New York Stock Exchange Closing Price of GPU Stock for such day.

            (c) Participant's Elections. As soon as practicable following a Participant's Termination of Employment, the Recordkeeper shall send to the Participant a notice (hereinafter referred to as the "Notice") which describes his right to elect (1) to receive a distribution with respect to all or a portion of his Plan Account balances, (2) to have all or a portion of such distribution, to the extent the applicable conditions of subsection (b) above are satisfied, paid in shares of GPU Stock, and (3) to have all or a portion of such distribution, to the extent it is an Eligible Rollover Distribution, paid as a direct rollover pursuant to
      Section 7.6. After receiving the Notice, the Participant may make such elections by using the Telephone Service to communicate such elections directly to the Recordkeeper. The Participant must make such elections within 30 days after the date on which he receives the Notice; provided, however, that if, during such 30-day period, the Participant informs the Recordkeeper, by using the Telephone Service, that he wishes to make such elections at a later time, then he may make such elections within 60 days after the date on which he receives the Notice. If the Participant makes such elections in a timely manner, then distribution will be made to the Participant, in accordance with such elections, within 60 days after the date on which
                                       31
      he makes such elections, or if he informs the Recordkeeper that he wishes to make such elections at a later time, within 60 days after the date on which he so informs the Recordkeeper.
            In the case of a Participant who fails to make the foregoing elections in a timely manner, or who elects (in a timely manner) to receive a distribution of less than the aggregate value of his Plan Account balances, and who subsequently wishes to receive a distribution, or another distribution, as applicable, the Participant must obtain a copy of the Notice from the Administrative Committee, and then make the applicable elections under the provisions in the preceding paragraph in the same manner, and within the same period of time, as if he had received the Notice from the Recordkeeper upon his Termination of Employment.

            (d) Special Rules for Distributions of Less than the Entire Plan Account Balances. If a Participant elects to receive a distribution with respect to his Plan Account balances which will consist of less than the aggregate value of such balances, the following rules shall apply to effect such distribution:

                  (1) The Participant shall specify the portion of the amount to be distributed which is to be withdrawn from each of his Plan Accounts.

                  (2) Any amounts to be withdrawn from the Participant's Employer Contribution Account under clause (1) above shall be withdrawn pro-rata from each of the various sub-accounts thereunder. For purposes of applying the preceding sentence, the value of the balance of any sub-account shall be determined as of the close of the day of the withdrawal in question.

                  (3) Any amounts to be withdrawn from the Participant's Employee After-Tax Contribution Account under clause (1) above shall be withdrawn from the two sub-accounts thereunder in the following order: first, from the Accumulated Payments Portion of such Account; and second, from the Separate Contract Portion of such Account. For purposes of the preceding sentence, the amount to be withdrawn from either sub-account may not exceed the value of the balance of such sub-account, determined as of the close of the day of the withdrawal in question. It is provided, however, that no amounts may be withdrawn from the Accumulated Payments Portion if the Participant's spouse fails to consent to such withdrawal as required under Section 7.5(d) and (g).

                  (4) If the  amount  to be  withdrawn  from  any  Plan  Account exceeds the balance of such Account invested in the Investment Options other than a Mutual Fund Window,
                                       32
            then before the withdrawal can be made, and before the application of clause (5) below, the Participant must eliminate the excess by transferring sufficient amounts from investment by such Account in the Mutual Fund Window to investment by such Account in any other Investment Option, or by such other means as is provided in the Recordkeeping Services Agreement.

                  (5) Any amounts to be withdrawn from any Account or sub-account shall be so withdrawn pro-rata from each of the Investment Options, other than the Mutual Fund Window, in which such Account or sub-account is then invested. Notwithstanding the foregoing, in the case of any Officer Participant, the amounts to be withdrawn from any Account or sub-account shall be so withdrawn, first, pro-rata from each Investment Option, other than the Mutual Fund Window and GPU Stock Fund, in which such Account or sub-account is then invested, to the extent the amount withdrawn does not exceed the aggregate value of such other Investment Options determined as of the close of the day of such withdrawal, and, second, from the GPU Stock Fund.

      After receiving a distribution pursuant to this Section 7.1(d), the Participant may continue to direct the investment of any undistributed portion of his Plan Account balances in accordance with Section 6.2.

            (e) Small Account Balances. In the case of a Participant who incurs a Termination of Employment, whose Plan Account balances do not exceed, and have never exceeded, $5,000 on any date, and who fails to make the elections described in the Notice furnished under subsection (c) by the end of the 30-day period described in subsection (c) (or who, during such period, informs the Recordkeeper that he wishes to make such elections at a later time, and then fails to make such elections by the end of the 60-day period described in subsection (c)), the following shall apply, notwithstanding any of the foregoing provisions. Such Participant's Plan Account balances shall be distributed to him, in the form of a single lump-sum payment, not earlier than 60 days, and not later than 90 days, after the date on which the Recordkeeper sends him the Notice under subsection (c). Such payment shall be equal to the aggregate value of the Participant's Plan Account balances as of the close of the day on which the payment is made. Such payment shall be made entirely in cash, and no portion of such payment shall be made as a direct rollover.

            (f) Required Distributions. Unless the Participant elects otherwise, the aggregate balances of the Participant's Plan Accounts, or the aggregate remaining balances of his Plan Accounts, as applicable, shall be
                                       33
      distributed to him no later than 60 days after the close of the Plan Year in which occurs the latest of (1) the date on which the Participant attains age 65, (2) the 10th anniversary of the date as of which the Participant commenced participation in the Plan, or (3) the date of the Participant's Termination of Service.

            Notwithstanding the preceding paragraph or any other provision of the Plan to the contrary, the aggregate balances of the Participant's Plan Accounts, or the aggregate remaining balances of his Plan Accounts, as applicable, shall be distributed to him no later than by April 1 of the calendar year following the later of (i) the calendar year in which such Participant attains age 70-1/2, or (ii) the calendar year in which such Participant's Termination of Employment occurs. Clause (ii) of the preceding sentence shall apply only to a Participant who has attained age 70-1/2 prior to January 1, 1988, or who attains age 701/2 on or after January 1, 1999.

            Any distribution required under this subsection (f) shall be made in the form of a single lump-sum payment, which is equal to the aggregate value of the Participant's Plan Account balances, or his remaining Plan Account balances, as applicable, as of the close of the day on which such payment is made.

      7.2 Distributions to Beneficiaries. A Participant's Plan Account balances, or his remaining Plan Account balances, as applicable, shall become distributable to the Participant's Beneficiary upon his death. Distributions to the Participant's Beneficiary shall be made in accordance with the following rules:

            (a) Form and Amount of Distribution. The distribution to the Participant's Beneficiary hereunder shall be made in the form of a single lump-sum cash payment, in an amount equal to the aggregate value of the Participant's Plan Account balances, or his remaining Plan Account balances, as applicable, determined as of the close of the day as of which the distribution is made. However, if the Participant's Plan Account balances exceed, or have ever exceeded, $5,000 on any date, and the Beneficiary is not the Participant's surviving spouse, the Beneficiary may elect to have the Participant's Plan Accounts paid in equal annual installments over a fixed period not in excess of five years, commencing no later than one year after the date of the Participant's death. If such election is made, the amount of each installment shall be equal to the aggregate value of the Participant's Plan Account balances, or his remaining Plan Account balances, as applicable, as of the close of the day on which the installment is to be paid, divided by the remaining number of installments (including the current installment) to be paid. Each installment shall
                                       34
      be withdrawn pro-rata from each of the Participant's Plan Accounts and sub-accounts, and pro-rata from each of the Investment Options in which such Accounts and sub-accounts are then invested. The undistributed portion of such Accounts shall continue to be invested in accordance with the investment election in effect for such Participant under Section 6.2 at the time of his death, until distribution with respect to such Participant has been completed.

            Notwithstanding the foregoing, if the aggregate amount, or the aggregate remaining amount, of a Participant's Plan Account balances is otherwise required to be distributed to his Beneficiary in the form of a single lump-sum cash payment and if, at the date on which such distribution is to be made, such balances are invested in whole or in part in units of interest in the GPU Stock Fund, the Participant's Beneficiary may elect to have the Participant's Plan Account balances distributed in the manner indicated in Section 7.1(b).

            (b) The Participant's Beneficiary. If the Participant is married at the date of his death, and had been married to his spouse throughout the one-year period ending on the date of his death, then such spouse shall be the Participant's Beneficiary, unless (1) the Participant had designated a person other than such spouse as the Participant's Beneficiary, and (2) such spouse consented to the designation of such other person as the Participant's Beneficiary, in the manner described in Section 7.5(g); provided, however, that such consent shall not be required in the circumstances described in the last sentence of Section 7.5(g). In the case of a married Participant to whom Section 7.5 is applicable, no such designation shall be effective with respect to the Accumulated Payments Portion of such Participant's Employee After-Tax Contribution Account unless such designation is made after the date on which the Applicable Election Period for waiving the QPSA form of distribution begins for the Participant under Section 7.5(f).

            (c) Beneficiary's Elections. As soon as practicable following a Participant's death, the Recordkeeper shall send to the Participant's Beneficiary a notice (hereinafter referred to as the "Beneficiary's Notice") which describes the Beneficiary's right to (1) elect to have all or a portion of such distribution, to the extent the applicable conditions of subsection (a) above are satisfied, paid in shares of GPU Stock, (2) if the Participant's Beneficiary is his surviving spouse, to elect to have all or a portion of such distribution, to the extent it is an Eligible Rollover Distribution, paid as a direct rollover pursuant to Section 7.6, and (3) if the Participant's Beneficiary is not his surviving spouse, to have the Participant's Plan Account
                                       35
      balances paid in installments, and to select the date on which the installments will start and the period over which the installments will be made, subject to subsection (a) above. After receiving the Beneficiary's Notice, the Beneficiary may make such elections by using the Telephone Service to communicate such elections directly to the Recordkeeper. The Beneficiary must make such elections within 60 days after the date on which the Recordkeeper sends the Beneficiary's Notice to him. If the Beneficiary makes such elections in a timely manner, then distribution will be made or start to the Beneficiary, in accordance with such elections, within 30 days after the date on which the Beneficiary makes such elections, or, if the distribution is to be made in the form of installments, on the date selected by the Beneficiary.

            In the case of a Beneficiary who fails to make the foregoing elections in a timely manner, the Participant's Plan Account balances, or his remaining Plan Account balances, as applicable, shall be distributed to such Beneficiary, in the form of a single lump-sum payment, not earlier than 60 days, and not later than 90 days, after the date on which the Recordkeeper sends the Beneficiary's Notice to such Beneficiary under the preceding paragraph. Such payment shall be equal to the aggregate value of such balances as of the close of the day on which the payment is made. Such payment shall be made entirely in cash, and no portion of such payment shall be made as a direct rollover.

      7.3 Withdrawals. A Participant whose employment has not terminated may make withdrawals from his Plan Accounts in accordance with the following rules:
            (a) Tax Deductible Contribution Account. A Participant may, at any time, withdraw any part or all of the balance of his Tax Deductible Contribution Account, subject to Section 7.3(f).

            (b) Employee After-Tax Contribution Account. A Participant may, at any time, withdraw any part or all of the balance of his Employee After-Tax Contribution Account, subject to Section 7.3(f).

            (c) Disability Withdrawal. A Participant who has become Disabled may, at any time, withdraw any part or all of the balance of his Employer Contribution Account, so long as the amount to be withdrawn either (1) is at least $1,000 or (2) consists of the aggregate value of the balance of such Account, determined at the close of the last Business Day immediately preceding the day on which the withdrawal is to be made.

            (d) Age 59 1/2. A Participant who has attained age 59 1/2 may, at any time, withdraw any part or all of the balance of his Employer Contribution Account, subject to Section 7.3(f).

            (e)  Hardship  Withdrawals.   A  Participant  may  make  a  hardship
      withdrawal from his Employer Contribution Account subject to the following conditions, and subject to Section 7.3(f):

                  (1) The  withdrawal  must be made on account of an  "immediate and heavy financial need" of the Participant, as defined in section 1.401(k)-1(d)(2)(iv)(A) of the Federal income tax regulations or in any revenue ruling or notice issued by the IRS, or on account of such other circumstance as the Administrative Committee determines in its discretion to constitute an "immediate and heavy financial need" under section 401(k) of the Code and the Federal income tax regulations issued thereunder.

                  (2) The amount  withdrawn may not exceed the lesser of (i) the amount of the Participant's "immediate and heavy financial need" as defined in section 1.401(k)-1(d)(2)(iv)(B) of the Federal income tax regulations or in any revenue ruling or notice issued by the IRS, or
            (ii) the balance of such Account, reduced by the total amount of Earnings credited to the 401(k) Portion of such Account after December 31, 1988, net of any negative Earnings that may have been charged to such Portion of the Account after such date.

                  (3) The  Participant  must also withdraw at such time, or must have previously withdrawn, the entire balance of each other Account maintained for him under this Plan and any other amounts available to be withdrawn by him (other than on account of hardship) under any other plan of any Company. In addition, the Participant must have obtained all nontaxable loans currently available to him under this Plan, and under any other plan of any Company, to the extent obtaining such loans is required under section 401(k) of the Code and the regulations issued thereunder.

                  (4) Notwithstanding any other provision in Article 3 to the contrary, no 401(k) Contributions or Employee After-Tax Contributions may be made by or on behalf of the Participant for a period of 12 months following the Participant's receipt of a hardship withdrawal that is made, in whole or in part, from the 401(k) Portion of the Participant's Employer Contribution Account. In addition, during such 12-month period, no amounts may be deferred at the
                                       37

            Participant's election under his Company's Deferred Compensation Plan for Elected Officers, and no employee contributions may be made by the Participant, and no amounts may be deferred at the Participant's election, under any other plan of any Company.

                  (5) Notwithstanding the provisions of Section 4.1, the maximum amount of 401(k) Contributions that may be made on the Participant's behalf for the Plan Year following the Plan Year in which a hardship withdrawal is made, in whole or in part, from the 401(k) Portion of the Participant's Employer Contribution Account shall not exceed the dollar amount otherwise applicable under Section 4.1 for such following year, less the amount of the 401(k) Contributions made on the Participant's behalf for the Plan Year in which such hardship withdrawal was made.

            (f) Special Rules. The following special rules shall apply in connection with withdrawals made pursuant to this Section 7.3:

                  (1) The amount to be withdrawn from any Account or sub-account, and from any Investment Option in which an Account or sub-account is invested, shall be determined in accordance with the rules set forth in clauses (1) to (5) of Section 7.1(d).

                  (2) All withdrawals  made by a Participant  hereunder shall be in the form of cash. However, in the case of a Participant who makes a withdrawal (other than a disability withdrawal or a hardship withdrawal) of the aggregate value of his Plan Account balances, and whose Plan Account balances are invested in whole or in part in units of interest in the GPU Stock Fund, the Participant may elect to have the withdrawal distributed to him in the manner described in
            Section 7.1(b).

                  (3) If any shares of GPU Stock are distributed to any Executive Officer under subsection (f)(2) above, such Executive Officer may not dispose of such shares for a period of six months following the date specified on the face of the certificate(s) representing such shares, except in the case of extraordinary distributions of all GPU Stock held in the Plan, or if such Executive Officer has become Disabled, or in connection with a qualified domestic relations order as defined by the Code or title I of ERISA or the rules thereunder.

            (g) Requests for Withdrawal. A Participant who wishes to make a withdrawal shall obtain from the Administrative
                                       38

      Committee a notice (hereinafter referred to as the "Withdrawal Notice") which describes his right to elect (1) to have all or a portion of any withdrawal, to the extent it constitutes an Eligible Rollover Distribution, paid as a direct rollover under Section 7.6, and (2) to have all or a portion of any withdrawal, to the extent the applicable conditions of subsection (f)(2) above are satisfied, paid in shares of GPU Stock. Notwithstanding the foregoing, any Participant who wishes to take a disability withdrawal under subsection (c) above must ask the Administrative Committee to determine that he is Disabled, and may not obtain a Withdrawal Notice until, and unless, the Committee makes such determination. Within 30 days after obtaining the Withdrawal Notice (or within 60 days after obtaining the Withdrawal Notice, if the Participant requests an extension of time from the Recordkeeper over the Telephone Service during such 30-day period), the Participant shall communicate his request for the withdrawal directly to the Recordkeeper by using the Telephone Service. During such communication, the Participant shall indicate the amount he wishes to withdraw, specify the Plan Account or Accounts from which such amount shall be withdrawn, and make the elections described in the Withdrawal Notice which are available to him. In addition, during such 30-day period (or such 60-day period if applicable to the Participant), if the Participant wishes to make a hardship withdrawal, the Participant shall complete and return to the Recordkeeper such forms, and furnish the Recordkeeper with such information, as the Recordkeeper shall require.

      7.4 Loans. The Administrative Committee shall establish and administer a participant loan program. Pursuant to such program, loans may be made to a Participant from his Employer Contribution Account in accordance with the following rules:

            (a) A Participant may request a loan by using the Telephone Service to communicate such request directly to the Recordkeeper, and by filing such forms with, and providing such information to, the Recordkeeper as the Recordkeeper shall require. The loan shall be in such amount, and shall be for such term, as the Participant shall specify in his request, subject to the limitations set forth below. Notwithstanding the foregoing, if an Officer Participant wishes to take a loan in such amount as will, under the provisions of subsection (k) below, cause any amount to be withdrawn from the GPU Stock Fund, the Officer Participant must request the loan in such manner as is determined by the Administrative Committee.

            (b) A Participant may not take a loan from this Plan if he has an outstanding loan from this Plan, or from any other qualified employer plan maintained by any Company. Any loan from this Plan must be for a minimum amount of at
                                      39
      least $1,000. The amount of any such loan may not exceed the lesser of the following amounts: (1) $50,000; (2) 1/2 of the sum of the balances of the Participant's Employer Contribution Account and his Employee After-Tax Contribution Account; or (3) the balance of the Participant's Employer Contribution Account.

            The $50,000 amount referred to in clause (1) shall be reduced by an amount which equals the highest outstanding balance of any loan to the Participant from the Plan, or from any other qualified employer plan maintained by any Company, during the one-year period ending on the day before the loan in question is to be made.

            For  purposes  of  clauses  (1) and (2)  above,  the  balances  of a
      Participant's   Employer   Contribution  Account  and  Employee  After-Tax
      Contribution Account shall be determined as of the close of the day on which the loan is to be made.

            (c) Each loan shall bear a reasonable rate of interest as determined under rules of uniform application issued by the Administrative Committee from time to time.

            (d) Each loan, by its terms, must require the amount of the loan to be repaid within 58 months, except that in the case of any loan used to acquire any dwelling unit that within a reasonable time is to be used as the principal residence of the Participant, such loan may have a term of up to 358 months.

            (e) Each such loan shall provide for repayment of principal and interest, in level payments to be made not less frequently than quarterly, over the term of the loan. The outstanding balance of any loan from the Plan may be prepaid in full by the Participant, at any time, in the manner prescribed by the Administrative Committee. Partial prepayments are not permitted. A loan may not be refinanced.

            (f) As a condition of the loan, the Participant shall agree to have required payments on the loan made through payroll deductions. In the case of a Participant who becomes Disabled, and who receives disability benefit payments under any plan of any Company, the loan repayments shall be deducted from such benefit payments in such amounts and at such times, and pursuant to such other rules, as are established by the Administrative Committee, until the loan has been fully repaid. In the case of a Participant who takes an unpaid leave of absence, or who becomes Disabled and does not receive any disability benefit payments under a plan maintained by any Company, such Participant may repay an outstanding loan by remitting payments directly to the Trustee in such amounts and at such times, and pursuant to
                                       40
      such other rules, as are prescribed by the Administrative Committee. In addition, such Participant may elect to have his loan repayments suspended for a period, not exceeding one year, which starts on the day on which such leave begins or on the day on which he becomes Disabled, as applicable. A Participant may make such election by using the Telephone Service to communicate such election directly to the Recordkeeper. Any Participant who makes such election must resume making loan repayments, in the manner described in the third preceding sentence (or by payroll deduction if he returns to active employment), as soon as the period of suspension ends. Also, any such election by the Participant shall not extend the original term of the loan to which the suspension applies, and the amount of the Participant's loan repayments after the period of suspension has ended shall be increased to the extent necessary to fully repay the loan by the end of such term.

            (g) Any loan shall provide that all unpaid amounts of principal and interest thereon shall become immediately due and payable upon the earliest of (1) the day on which the Participant incurs a Termination of Employment, (2) the day on which the Participant takes a disability withdrawal of the entire balances of his Plan Accounts, or (3) the final day of the calendar quarter next following the calendar quarter in which the Participant fails to make any payment on the loan when due. However, for purposes of the preceding sentence, a Participant shall not be treated as having failed to make a payment on a loan when due if, by the day specified in clause (3) of the preceding sentence, the Participant has made all payments on the loan which were due by such day (including the payment referred to in clause (3)), and has also paid any interest which has accrued with respect to all such payments which were late. In the event that all unpaid amounts of principal and interest on any loan become immediately due and payable under the second preceding sentence, the Participant shall repay such amounts, in the manner prescribed by the Administrative Committee, by (i) if such amounts had become so due and payable by reason of an event specified in clause (1) or (2) of such sentence, the 60th day after the date on which such event occurred, or
      (ii) otherwise, the day on which such amounts had become so due and payable. If the Participant does not repay such amounts by the day applicable to him under the preceding sentence, he shall be in default on his loan.

            (h) Any loan shall be secured by a portion of the Participant's Employer Contribution Account having a value equal to the amount of the loan. Upon a default by the Participant under subsection (g) above, such portion of the Participant's Employer Contribution Account shall be applied as a setoff against, and shall otherwise be utilized to
                                       41
      satisfy, any amount outstanding on such loan. Notwithstanding the foregoing, if the default occurs by reason of the Participant's failure to make a payment on the loan when due, such Account may not be so applied or utilized until the earlier of the Participant's Termination of Employment, attainment of age 59 1/2 or becoming Disabled. Any portion of a Participant's Employer Contribution Account that is applied in satisfaction of any unpaid amount under such loan shall be treated as a charge to such Account for purposes of Section 5.3(c).

            (i) The  amount  of any  loan to a  Participant  from  his  Employer
      Contribution Account shall be withdrawn pro-rata from each of the sub-accounts under such Account.

            (j) If the amount of any loan to be withdrawn from the Participant's Employer Contribution Account exceeds the balance of such Account invested in the Investment Options other than a Mutual Fund Window, then before the loan can be made, and before the application of subsection (k) below, the Participant must eliminate the excess in the manner set forth in Section 7.1(d)(4).

            (k) The amount of any loan to a Participant shall be withdrawn from the Investment Options in which his Employer Contribution Account, and the sub-accounts thereunder, are invested in the manner set forth in Section 7.1(d)(5). The amount of the outstanding balance of such loan shall, itself, be deemed to be an investment, pro tanto, of the Participant's Employer Contribution Account, and the sub-accounts thereunder from which it was withdrawn. Notwithstanding any provision of the Plan to the contrary, the balance of the Participant's Employer Contribution Account, and the underlying sub-accounts, reflecting such investment may not be distributed, withdrawn or further borrowed against. Payments of principal and interest on the loan will be credited to the Participant's Employer Contribution Account, and to the sub-accounts thereunder from which the loan was withdrawn, as of the date such payments are received by the Plan. As soon as practicable after the date on which any payments of principal or interest on the loan are received by the Plan, the amounts so received shall be reinvested in accordance with the investment election in effect for the Participant's Employer Contribution Account on such date.

            (l) No loan may be made to a Participant after the Participant's Termination of Employment.

            (m) Each loan hereunder shall be subject to such other terms and conditions as the Administrative Committee may require under rules of uniform application issued by the Administrative Committee from time to time.
                                       42

      7.5 Special Rules for Accumulated Payments Portion. Notwithstanding any provision herein to the contrary, any distribution or withdrawal from the Accumulated Payments Portion of a Participant's Employee After-Tax Contribution Account shall be subject to the following special rules if the Participant is married at the time of such distribution or withdrawal:

            (a) Any amount to be distributed or withdrawn from the Accumulated Payments Portion of such Account under Section 7.1 or 7.3 shall be so distributed or withdrawn in the form of a Qualified Joint and Survivor Annuity ("QJSA") unless either (1) the balance of the Accumulated Payments Portion of such Account does not exceed, and has never exceeded, $5,000 on any date or (2) the Participant has elected to waive distribution in the form of a QJSA in accordance with subsection (d). To provide the QJSA, the amount to be distributed or withdrawn from the Accumulated Payments Portion of such Account will be applied, as of the date on which the distribution of the QJSA hereunder is to commence (such date is hereinafter referred to as the Participant's "Annuity Starting Date"), to purchase an annuity payable to the Participant for his life, with a survivor's annuity payable to the Participant's surviving spouse for her life, in an amount equal to 50% of the amount of the annuity that was payable to the Participant. For this purpose, an individual shall not be treated as the surviving spouse of the Participant unless such individual was married to the Participant on the Participant's Annuity Starting Date. If either clause (1) or (2) of this subsection (a) is applicable, distribution or withdrawal from the Accumulated Payments Portion of such Account shall be made as provided in Section 7.1 or 7.3, as applicable.

            (b) Any amount to be distributed from the Accumulated Payments Portion of such Account if the Participant's dies prior to his Annuity Starting Date shall be so distributed in the form of a Qualified Pre-retirement Survivor's Annuity ("QPSA") unless either (1) the balance of the Accumulated Payments Portion of such Account does not exceed, and has never exceeded, $5,000 on any date or (2) the Participant has elected to waive distribution in the form of a QPSA in accordance with subsection
      (e). To provide the QPSA, the balance of the Accumulated Payments Portion of such Account will be applied to purchase an annuity payable to the Participant's surviving spouse for her life. For this purpose, an individual shall not be treated as the surviving spouse of the Participant unless such individual was married to the Participant throughout the one-year period ending on the date of the Participant's death. If either clause (1) or (2) of this subsection (b) is applicable, distribution from the Accumulated Payments Portion of such Account shall be made as provided in Section 7.2. Notwithstanding the provisions of Section 7.2, if the Accumulated Payments
                                       43

      Portion of such Account is distributable as a QPSA, payment of the QPSA shall commence on the date on which the Participant would have attained age 70-1/2, unless the Participant's surviving spouse consents to have payment commence as of a day within the 90-day period which begins on the date of the Participant's death. In addition, if the Accumulated Payments Portion of such Account is otherwise distributable as a QPSA, the Participant's surviving spouse may elect to have the Accumulated Payments Portion of such Account distributed, instead, in a single lump sum, payment of which shall be made in the manner, and within the time, provided for in Section 7.2. Any such consent or election shall be made by using the Telephone Service to communicate such consent or election directly to the Recordkeeper. Such communication must be made during the 60-day period described in Section 7.2(c), and at the same time that the Participant's surviving spouse makes any of the elections available to her under Section 7.2(c).

            (c) Each Participant to whom this Section 7.5 is applicable shall be given a written explanation (hereinafter referred to as the "Written Explanation") of the terms and conditions of the QJSA and QPSA, the Participant's right to make, and the effect of, an election to waive distribution in such forms, the rights of the Participant's spouse with respect to any such election, and the right to make, and the effect of, a revocation of any such election made by the Participant. The Written Explanation shall also contain such other information as required under section 417(a)(3) of the Code and Federal income tax regulations and IRS rulings and notices issued thereunder.

            (d) In the case of a Participant  who requests a distribution  under
      Section 7.1, or a withdrawal under Section 7.3, to which this Section 7.5 applies, the Recordkeeper shall furnish such Participant with the Written Explanation as to the QJSA, a copy of the notice described in Section 7.1(c) or 7.3(g), as applicable, and such forms as the Recordkeeper shall require the Participant to complete. A Participant may elect to waive distribution in the form of a QJSA on such forms. If he makes such election, the written consent of the Participant's spouse under subsection
      (g) below shall be provided on such forms. In any event, notwithstanding any provision of Section 7.1 or 7.3 to the contrary, the Participant shall make on such forms the elections which he would otherwise make over the Telephone Service under Section 7.1(c) or 7.3(g), as applicable. Also, notwithstanding any such provisions, the Participant may file such forms with the Recordkeeper at any time prior to the close of the Applicable Election Period, and any distribution or withdrawal to be paid to the Participant hereunder shall be so paid, in accordance with any elections that the Participant makes on such forms, on, or starting on, to the extent applicable, the Participant's Annuity Starting Date.

            (e) The Administrative Committee shall provide the Written Explanation as to the QPSA to each Participant to whom this Section 7.5 is applicable, at such time as required under section 417(a)(3) of the Code and the Federal Income Tax Regulations and IRS rulings and notices issued thereunder. A Participant may elect to waive distribution in the form of a QPSA by filing with the Administrative Committee, within the Applicable Election Period, a designation of Beneficiary form pursuant to Section 1.4, in which the Participant designates a person other than his spouse as the Participant's Beneficiary with respect to his Employer Contribution Account, his Employee After-Tax Contribution Account, and his Tax Deductible Employee Contribution Account balances, and which is accompanied by the written consent of the Participant's spouse under subsection (g) to the designation of such other person as the Participant's Beneficiary with respect to such Account balances.

            (f) The Applicable Election Period for an election to waive the QJSA form of distribution shall be the 90-day period ending on the Participant's Annuity Starting Date. The Applicable Election Period for an election to waive the QPSA form of distribution shall be the period that ends on the date of the Participant's death, and that begins on the latest of (1) the first day of the Plan Year in which the Participant attains age 35 (or, if earlier, the date of the Participant's Termination of Employment), (2) the date (on or after January 1, 1985) as of which an amount is credited to the Accumulated Payments Portion of the Participant's Employee After-Tax Contribution Account, or (3) the date of the Participant's marriage. Any election so made may be revoked, and a new election may be so made, at any time within the Applicable Election Period. Any such revocation shall be made in a written statement signed by the Participant and filed with the Administrative Committee.

            (g) The consent of the Participant's spouse to an election by the Participant to waive the QJSA or QPSA form of distribution shall be made in writing, shall acknowledge the effect of such election, shall (in the case of a waiver of the QPSA) acknowledge and consent to the designation of another person as Beneficiary and shall be witnessed by a Plan representative or a notary public. The consent of a spouse to any election so made by a Participant shall be irrevocable as to that election. Any consent by a spouse shall be effective only with respect to that spouse. Notwithstanding any of the previous provisions of this Section 7.5, the consent of a Participant's spouse to an
                                       45
      election by the Participant under any of such provisions shall not be required if it is established to the satisfaction of the Administrative Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed in the applicable Federal income tax regulations or in rulings or notices issued by the IRS.

      7.6 Direct Rollovers. This Section 7.6 applies to any distribution or withdrawal made under this Article 7 which is an Eligible Rollover Distribution. Notwithstanding any provision of the Plan to the contrary, the "Payee" of any Eligible Rollover Distribution made under this Article 7 may elect, at the time and in the manner set forth in this Article, and as otherwise prescribed by the Administrative Committee, to have all or any portion of such distribution paid as a "Direct Rollover" to an "Eligible Retirement Plan" specified by the Payee.

      For the purpose of this Section 7.6, the following definitions shall apply. An "Eligible Retirement Plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a qualified annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that will accept a Direct Rollover of the Payee's distribution.
However, if the Payee is the surviving spouse of a Participant, only an individual retirement account or individual retirement annuity described above may be an Eligible Retirement Plan. A "Payee" is any person who is entitled to receive a distribution or withdrawal from the Plan, and who is a Participant or the surviving spouse of a Participant. A "Direct Rollover" is a direct payment of a distribution or withdrawal by the Plan to the Eligible Retirement Plan specified by the Payee, made in accordance with section 401(a)(31) of the Code and the Treasury regulations and the rulings and notices issued by the Internal Revenue Service thereunder, and made in such manner as prescribed by the Administrative Committee.


                                  ARTICLE 8

                            Administration of Plan
                            ----------------------

      8.1 Plan Committees. The Plan shall be administered by an Administrative Committee having the responsibilities set forth in Section 8.2, and by an Investment Committee having the responsibilities set forth in Section 8.3. Such Committees are collectively referred to herein as the "Committees".

      Each Committee shall consist of such persons as the Companies from time to time may appoint to serve thereon. Action to appoint and remove members of the Committees may be taken by a
                                       46

Company either by resolution duly adopted by the Company's Board of Directors, or by an instrument in writing executed by an officer of the Company to whom authority to appoint or remove members of the Committees has been delegated, pursuant to a resolution duly adopted by the Company's Board of Directors.

      8.2 Responsibilities of the Administrative Committee. Authority to control and manage the operation and administration of the Plan shall rest exclusively with the Administrative Committee, except as to those responsibilities and powers reserved or assigned hereunder or in the Trust Agreement (or in the Recordkeeping Services Agreement) to the Investment Committee, the Companies, or the Trustee. The Administrative Committee shall be the "administrator" of the
Plan within the meaning of section 3(16)(A) of ERISA and the "plan administrator" within the meaning of section 414(g) of the Code. Except to the extent otherwise provided in the Trust Agreement or in the Recordkeeping Services Agreement, the Administrative Committee shall have the following responsibilities with respect to the administration of the Plan:

            (a) to furnish Participants (and other individuals entitled to receive same) with such reports, notifications, documents, statements, information and explanations with respect to the Plan as may be required under the provisions hereof and by ERISA;

            (b) to engage an independent qualified public accountant to perform such functions with respect to the Plan as may be required by ERISA;

            (c) to file with the appropriate governmental agencies all reports with respect to the Plan required by ERISA or any other applicable statute;

            (d) to direct payment out of the Trust Fund of all amounts that are payable hereunder to Participants, their surviving spouses or Beneficiaries, and all fees and expenses incurred in connection with the administration of the Plan and Trust that are not paid by the Companies;

            (e) to interpret the Plan, to decide all questions that may arise as to the construction or application of any of its provisions and, in accordance with the claims procedure set forth in Section 8.8, to make all final determinations as to the rights of Participants or other persons to benefits under the Plan. Any determination made by the Administrative Committee as to the interpretation, construction or application of the Plan, or as to the rights of any Participant or other person to benefits under the Plan, shall be conclusive and binding on all parties except as otherwise may be provided by law;

            (f) to establish procedures to safeguard the confidentiality of information relating to the purchase, holding, and sale of interests in the GPU Stock Fund by the Accounts of Participants and the exercise of voting, tender and similar rights with respect to GPU Stock attributable to the units of interest in the GPU Stock Fund held in Participants' Accounts; and to monitor compliance with such procedures;

            (g) to promulgate such rules and regulations as it shall deem appropriate for the efficient administration of the Plan, and to maintain all data, records and documents with respect to the Plan that may be necessary for its operation and administration or that may be required to be maintained by law; and

            (h) to perform such other duties and responsibilities as are specifically assigned to it hereunder or under the Trust Agreement, or as may be necessary for the Plan to be operated and administered in accordance with the requirements of ERISA.

      8.3 Responsibilities of the Investment Committee. The Investment Committee shall have the following responsibilities with respect to the administration of the Plan:

            (a) to establish guidelines as to the investment objectives and criteria to be followed in investing the assets comprising each of the portfolios and funds identified in Section 6.1(a), and in the case of the Interest Income Fund, as to the general types or classes of contracts in which such fund or any portion thereof is to be invested, and to provide timely written notice of such guidelines to the Trustee or the appropriate investment manager or managers, as applicable;

            (b) to appoint (and dismiss) an "investment manager", within the meaning of Section 3(38) of ERISA, to manage the assets, or any portion of the assets, of any of the portfolios and funds identified in Section 6.1(a);

            (c)  to  monitor  the  execution  of  the  Trust  Fund's   brokerage
      transactions in connection with purchases and sales of GPU Stock;

            (d) to establish and carry out a funding policy and method consistent with the objectives of the Plan and with the requirements of ERISA; and

            (e) to perform such other duties and responsibilities as are specifically assigned to it hereunder or under the Trust Agreement.

      8.4 Additional  Duties.  Each Committee shall maintain a written record of
all  actions  taken  and   determinations   made  by  it  in  carrying  out  its
responsibilities under the Plan.

      At least annually, and at such other times as it may be requested to do so, each Committee shall submit a written report as to the performance of its responsibilities hereunder to the Board of Directors of each Company or, in the case of a Company whose Board of Directors has delegated authority to appoint and remove members of the Committees to an officer of the Company, to the officer so authorized.

      Any action to be taken by a Committee shall be taken upon the affirmative vote of at least a majority of all members of the Committee, except as otherwise permitted under Section 8.5(a).

      8.5 Powers. In performing their responsibilities hereunder, the Committees shall have the following powers:

            (a) Members of each Committee may allocate among themselves any of the specific duties and responsibilities assigned hereunder to such Committee; provided, however, that in the case of the Investment Committee, no responsibility that is a "trustee responsibility" within the meaning of section 405(c)(3) of ERISA may be so allocated. Any such allocation shall be made pursuant to a written instrument, signed by all the members of the Committee, and setting forth (1) the duties or responsibilities so allocated, (2) the member or members to whom such duties or responsibilities are allocated, and (3) the period of time for which such allocation is to be effective. If any duty or responsibility is so allocated, a member to whom such duty or responsibility has not been allocated shall not be liable for any act or omission of the member or members to whom such duty or responsibility has been allocated, except as may otherwise be provided under section 405(c)(2) of ERISA;

            (b) Each Committee may designate persons or entities other than the Committee itself or its members to carry out any fiduciary responsibility assigned hereunder to such Committee; provided, however, that in the case of any responsibility assigned to the Investment Committee that constitutes a "trustee responsibility" within the meaning of Section 405(c)(3) of ERISA, no such person or entity may be designated to carry out such responsibility. Any such designation shall be made pursuant to a written instrument setting forth (1) the duties or responsibilities so delegated, (2) the person or entity to whom such duties or responsibilities are delegated, and (3) the period of time for which such delegation is to be effective. If any fiduciary responsibility of a Committee is so delegated, such Committee and its members shall not be liable for any
                                       49
      act or omission of the person or entity designated by it to carry out such responsibility, except as otherwise provided under section 405(c)(2) of ERISA.

            Without limiting the generality of the foregoing, the Administrative Committee shall have the power under this Section 8.5(b) to delegate to the Trustee (or to appoint any other fiduciary that is unaffiliated with any GPU System Company, and assign to such fiduciary) responsibility for carrying out activities with respect to GPU Stock in any situation determined by the Administrative Committee, in its discretion, to involve a potential for undue employer influence upon Participants with regard to the direct or indirect exercise of shareholder rights with respect to such stock.

            (c) Each Committee and any person or entity to whom fiduciary responsibilities are delegated by it under subsection (b) may employ attorneys, accountants, actuaries, and other consultants, advisors or service providers to render advice to or otherwise to assist them in carrying out their responsibilities under the Plan.

            (d) Each Committee shall have all other powers necessary to enable it to carry out its responsibilities hereunder including, without limitation, in the case of the Administrative Committee, the power to waive, suspend or modify the operation or application of any provision of
      Article 6 or 7 for such temporary period as it determines in its discretion to be necessary for the proper and efficient administration of the Plan.

            (e) Notwithstanding anything in Articles 5, 6 and 7 to the contrary, the Administrative Committee shall have the power to take such action, or to direct the Trustee to take such action, as the Administrative Committee in its sole discretion may from time to time deem necessary or appropriate to maintain the integrity of the Interest Income Fund, to assure the orderly liquidation of assets held in such Fund, or to maintain, insofar as possible, the value of units of interest in such Fund on a basis that is equitable to all Participants whose Account balances are invested in whole or in part in such Fund, including, without limitation:

                  (1) causing any contract or contracts  held in such Fund to be segregated from the other assets held in such Fund and to be maintained as a separate subfund of the Interest Income Fund (the "Subfund");

                  (2) adjusting the number and value of the units of interest in the Interest Income Fund held by each

            Participant so as to reflect the establishment of such Subfund;

                  (3) suspending,  for such period of time as the Administrative
            Committee deems appropriate, the right of Participants to transfer any part of the Current Balance of their Accounts to or from that portion of the Interest Income Fund represented by such Subfund, or to invest any New Money therein; and

                  (4) suspending,  for such period of time as the Administrative
            Committee deems appropriate, the making of any distribution or loan to, or any withdrawal by, any Participant from that portion of the Interest Income Fund represented by such Subfund.

      8.6 Plan Expenses. Fees and expenses incurred in connection with the administration of the Plan, including, without limitation, the fees and expenses of all agents, attorneys, accountants and other persons engaged by the Administrative Committee to render services in connection with the administration of the Plan, and any fees and expenses incurred in connection with the administration of the Trust, including, without limitation, the fees of the Trustee, the fees of any investment managers, any brokerage commissions and any taxes imposed on the Trust, shall be paid out of the Trust Fund, to the extent provided in the Trust Agreement (and subject to Section 9.2), and shall be paid by the Companies otherwise. Any amounts so paid out of the Trust Fund or by the Companies shall be allocated and charged to Participants' Plan Accounts in accordance with the applicable provisions of the Trust Agreement.

      8.7 Reimbursement and Indemnification. The members of each Committee and any Employee who is designated by a Committee to perform fiduciary responsibilities pursuant to Section 8.5(b) shall not receive any compensation for their services as such, but shall be reimbursed by the Companies for all reasonable expenses incurred by them in the performance of their duties hereunder. Each member of a Committee, and any other Employee who is designated to perform fiduciary responsibilities hereunder, shall be indemnified and held harmless by the Companies for any liability or loss (including legal fees or other expenses of litigation) arising out of or in connection with his services to the Plan in such capacity, to the extent that such liability or loss (a) is not insured against under any applicable policy of insurance (whether or not maintained by any Company) and (b) is not determined to be due to the gross negligence or willful misconduct of such member or Employee.

      8.8 Claims Procedure. Any Participant or other person claiming benefits under the Plan ("claimant") shall make such claim by delivering a written notice of his claim to the Administrative Committee or the person or persons designated by
                                       51
the Administrative Committee to initially determine claims for benefits under the Plan. The notice shall set forth all of the facts necessary to permit a determination to be made as to the claimant's entitlement to the benefit claimed.

      Within 90 days following receipt of such written notice, the claimant shall be informed in writing as to whether the claim will be allowed or wholly or partially denied. If there is a denial, the notice shall set forth: the specific reason or reasons for the denial, specific reference to the pertinent Plan provisions on which the denial is based, a description of any material and information necessary to perfect the claim and an explanation of why such material and information is necessary, and an explanation of the Plan's claim review procedure.

      A claimant whose claim is denied in whole or in part shall be entitled to have such denial reviewed by the Administrative Committee by filing a written request for such review with the Administrative Committee within 60 days after the claimant's receipt of notification of the denial of his claim. Upon receipt of such request, the Administrative Committee shall make a review of the claim; and in connection with such review, the claimant shall be entitled to review pertinent documents and to submit issues and comments in writing.

      The Administrative Committee shall make a decision with respect to such claim within 60 days after its receipt of the claimant's written request for review; provided, however, that if the Administrative Committee determines that a hearing is necessary, it shall hold such hearing within such 60-day period and shall make its decision within 120 days after its receipt of the claimant's request for review. The Administrative Committee's decision on review shall be in writing and shall include specific reasons for the decision and specific references to the provisions of the Plan on which its decision was based.


                                    ARTICLE 9

                                     Trustee
                                     -------

      9.1 Trustee. A Trustee shall be appointed by the Companies to hold and administer the Trust Fund. The Trustee so appointed shall serve at the pleasure of the Companies and shall have such rights, powers and duties as are set forth in the Trust Agreement. The Trust Agreement, when entered into, shall form a part of the Plan.

      Action to appoint or remove a Trustee and to authorize entering into a Trust Agreement with such Trustee may be taken by a Company either by resolution duly adopted by the Company's Board of Directors, or by an instrument in writing executed by an officer of the Company to whom authority to perform such actions has been delegated pursuant to a resolution duly adopted by the Company's Board of Directors.

      9.2 No Reversion of Trust Fund. At no time prior to the satisfaction of all liabilities under the Plan with respect to the Participants and their Beneficiaries shall any part of the corpus or income of the Trust Fund be used for or diverted to any purpose other than their exclusive benefit and to pay reasonable expenses of administering the trust, subject, however, to the provisions of Sections 4.8 and 4.9 and the following:

            (a) The adoption of this Plan is subject to the qualification of the Plan, as initially submitted to the Internal Revenue Service in application for a ruling on the Plan's qualified status, under sections 401(a) and 401(k) of the Code. If the Internal Revenue Service rules that the Plan does not so qualify, as initially submitted, or with such modifications or amendments as the Internal Revenue Service may request and the Companies may consent to, then notwithstanding any provisions to the contrary, the Plan and Trust shall terminate and the Trustee shall return the Trust Fund to the Companies within one year after the date of such ruling.

            (b) Each contribution  which the Companies make pursuant to Sections
      3.2 and 3.4 is conditioned upon the deductibility of such contribution under section 404 of the Code. To the extent a deduction therefor is disallowed, the amount of any such contribution shall be returned to the Companies within one year after such disallowance.

            (c) Any amount contributed by the Companies pursuant to a mistake of fact shall be returned to the Companies within one year of the date of such contribution.


                                   ARTICLE 10

                            Amendment and Termination
                            -------------------------

      10.1 Amendment or Termination of Plan. The Companies reserve the right at any time to modify, suspend, amend or terminate the Plan. Any such amendment may be made with retroactive effect to the extent not prohibited by law. However, the Companies shall have no power to modify, suspend, amend or terminate the Plan or the Trust in such manner as will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries and to pay reasonable expenses of administering the trust, except as provided in Section 9.2 hereof. Notwithstanding anything herein contained to the contrary, the Companies, upon termination of the Plan, shall have
                                       53
no obligation or liability whatsoever to make any further contributions to the Trust, and neither the Trustee, nor any Participant, Beneficiary, Employee or other person shall have any right to compel the Companies to make any such further contributions.

      Action to modify or amend the Plan may be taken by a Company either by resolution duly adopted by the Company's Board of Directors, or by an instrument in writing executed by an officer of the Company to whom authority to adopt or approve modifications or amendments to the Plan has been delegated, pursuant to a resolution duly adopted by the Company's Board of Directors.

      10.2. Continuation or Termination of Trust. Upon termination of the Plan, one of the following actions shall be taken:

            (a) If the Companies so direct, the Trust shall continue in existence. In such event, the Trust Fund shall be held, administered and distributed as directed by the Administrative Committee as provided in the Plan, and all of the provisions of the Plan and Trust set forth herein, which are applicable in the opinion of the Administrative Committee, other than the provisions relating to contributions, shall remain in full force and effect.

            (b) If the Plan is terminated without establishment or maintenance of another defined contribution plan within the meaning of section 401(k)(10) of the Code, and if the Companies so direct, the Trust shall be terminated. In such case, notwithstanding any other provision of the Plan to the contrary (but subject to subsection (d) below), the Plan Account balances, or the remaining such balances, as applicable, of each Participant and Beneficiary shall be (1) distributed to such Participant or Beneficiary, as soon as administratively feasible, in the form of a single lump-sum payment, or (2) if the Participant or Beneficiary does not consent to such payment (and such consent is required by law), applied to the purchase of an annuity contract, which will be distributed to such Participant or Beneficiary.

            (c) If, upon termination of the Plan, another defined contribution plan has been, or will be, established or maintained within the meaning of section 401(k)(10) of the Code, then, notwithstanding any other provision of the Plan to the contrary (but subject to subsection (d) below) (1) an immediate distribution shall be made, in accordance with the provisions of subsection (b) above, to all Beneficiaries and to all Participants who have incurred a Termination of Employment, have attained age 59 1/2 or have become Disabled, and (2) the Trust shall be continued, in accordance with the provisions of subsection (a) above, with
                                       54
      respect to all other Participants; provided, however, that each such other Participant's Plan Account balances, or their remaining Plan Account balances, as applicable, shall be distributed, in accordance with the provisions of subsection (b) above, as soon as practicable after such Participant has incurred a Termination of Employment, attained age 59 1/2 or become Disabled.

            (d) Notwithstanding the requirement in subsections (b) and (c) above as to the form of distribution, the Accumulated Payments Portion of a Participant's Employee After-Tax Contribution Account that becomes distributable under either of such subsections shall be distributed in the form of a QJSA unless the conditions set forth in Section 7.4(a)(1) or (2) have been met.

            (e) Any single lump-sum payment to be made to a Participant or Beneficiary pursuant to this Section 10.2 shall be made in the form of a cash payment; provided, however, that the Participant or Beneficiary may elect to have the number of whole shares of GPU Stock attributable to the units of interest in the GPU Stock Fund, if any, credited to his Plan Accounts distributed to him in kind.

      10.3 Merger or Consolidation. If this Plan is merged or consolidated with, or transfers its assets or liabilities to, any other plan, then each Participant in this Plan shall be entitled to benefits under such other plan immediately after the merger, consolidation or transfer which are equal to or greater than the benefits he would have been entitled to receive under this Plan immediately before such merger, consolidation or transfer, if this Plan had then terminated.


                                   ARTICLE 11

                                  Miscellaneous
                                  -------------

      11.1 Trust Sole Source of Benefits. Neither the establishment of the Plan, any amendment or modification thereof, the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Companies, any officer or Employee thereof, any Committee or the Trustee, except as herein expressly provided. Nothing herein contained shall entitle any person to any payment except out of the Trust Fund.

      11.2 Right to Employment. Neither the establishment of the Plan nor the granting of benefits nor any action of the Companies, any Committee or any Trustee now or hereafter shall be held or construed to confer upon any person any legal right to be continued as an Employee, or to interfere with the right of the
                                      55

Companies to discharge any Employee, whenever the interests of the Companies in their sole discretion may so require, without liability to the Companies or any Trustee.

      11.3  Alienation of Benefits.  Except as otherwise  provided under Section
7.4 or Section 11.7, the right of any Participant or Beneficiary to any benefits or to any payment hereunder or to any separate Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or seizure.

      11.4 Reliance on Records. The facts as shown by the records of the Administrative Committee at the time of death of any person entitled to any benefits or to any payment hereunder shall be conclusive as to the identity of the proper payee and of the amounts properly payable, and payment made in accordance with such state of facts shall constitute a complete discharge of any and all obligations under Article 7 hereof. In the event any amount shall become payable hereunder to any such person, or upon the death of such person to his estate, and if after written notice from the Administrative Committee mailed to such person's last known address as shown in the Company's records, such person or his personal representative shall not have presented himself to the Administrative Committee within one year after the mailing of such notice, then the Administrative Committee, in its sole discretion, may distribute such amount including any amount thereafter becoming due to such person or his estate, among one or more of the spouse, blood relatives and adopted children of such person. Any action of the Administrative Committee shall be conclusive and binding upon all persons, and any person who receives any distribution shall be the absolute owner thereof, regardless of whether such person had been a Participant hereunder or the designated beneficiary or the personal representative of any Participant hereunder.

      11.5 State Law. To the extent state law is applicable, the provisions of this Plan, and the rights and obligations herein created, shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania.

      11.6 Top-Heavy Provisions. With respect to each Plan Year beginning on or after January 1, 1984 in which the Plan is Top-Heavy, the provisions of this
Section 11.6 shall apply notwithstanding any other provisions in this Plan to the contrary. The provisions of this Section 11.6 shall not apply with respect to any such year in which the Plan is not Top-Heavy.

            (a) For any Plan Year in which the Plan is Top-Heavy, the amount contributed under this Plan by the Companies (other than 401(k) Contributions and Company Matching Contributions attributable to such Contributions and to Employee After-Tax Contributions) to the accounts of each Participant who is a Non-Key Employee (including any such
                                       56

      Participant who has not elected to have any 401(k) Contributions made on his behalf for such year) shall be at least equal to the lesser of (1) 3% of such Participant's Compensation or (2) the percentage of the Participant's Compensation which is equal to the highest Allocation Percentage for the year of any Participant who is a Key Employee. For this purpose, a Participant's "Allocation Percentage" shall mean the percentage determined by dividing the amount contributed under this Plan by the Companies on behalf of the Participant for the year by his Compensation for the year. Notwithstanding the foregoing, the amount allocated to the accounts of any Participant pursuant to this Section shall not exceed the minimum amount that must be allocated to such Participant's accounts in order to meet the "minimum benefit" requirements of section 416(c) of the Code and the Regulations issued thereunder; and no amount shall be contributed under this Section on behalf of a Participant for any Plan Year if the Participant is not employed by any Company on the last day of such Plan Year.

            (b) For any Plan Year in which the Plan is Top-Heavy, the amount of annual Compensation taken into account under the Plan for any Participant shall not exceed the Compensation Limit in effect for such Plan Year.

            (c) For any Plan Year beginning before January 1, 2000 in which the Plan is Top-Heavy, paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25" wherever "1.25" appears therein. However, the preceding sentence shall not apply with respect to any Plan Year if (1) each Participant who is a Non-Key Employee is entitled to receive, under his Company's Employee Pension Plan, a benefit that is at least equal to the defined benefit minimum described in M-2 and M-14 of section 1.416-1 of the Federal income tax regulations, and
      (2) the Plan is not Super Top-Heavy for such Year.

            (d) For purposes of this Section, the following terms shall have the following meanings:

                  (1) "Top-Heavy" and "Super Top-Heavy"--the Plan shall be deemed to be Top-Heavy with respect to any Plan Year if, as of the Determination Date for that year, the aggregate Benefits of all Key Employees under this Plan and all other plans which are required to be aggregated with the Plan, exceed 60% of the aggregate Benefits of all Employees under this Plan and all such other plans. The Plan shall be deemed to be Super Top-Heavy with respect to any Plan Year if, as of the Determination Date for that Year, the aggregate Benefits of all Key Employees under this Plan and all other plans that are required to be aggregated with the Plan, exceed 90% of the aggregate Benefits of all
                                       57

            Employees under this Plan and all such other plans. For purposes of the preceding sentences, there shall be aggregated with this Plan each other plan of the Companies in which a Key Employee is a participant and which enables this Plan or any such other plan to meet the requirements of section 401(a) (4) or section 410 of the Code.

                  (2) "Determination Date"--shall mean, for any Plan Year, the last day of the immediately preceding Plan Year.

                  (3) "Benefits"--An  Employee's  Benefits shall mean the sum of
            (i) the aggregate of his plan accounts under this Plan and his accounts under all other defined contribution plans required to be taken into account under subdivision (1); (ii) the present value of his cumulative accrued benefits under all defined benefit plans required to be taken into account under subdivision (1); and (iii) the aggregate distributions made with respect to the Employee under the plans described in (i) and (ii) hereof during the five-year period ending on the Determination Date as of which the Employee's Benefits are being determined. The Benefits of any individual who has not performed any services for any Company for the five-year period ending on the Determination Date of the Plan Year shall be disregarded.

                  (4) "Key  Employee"--An  Employee or former  Employee  and the beneficiary of a deceased Employee or former Employee shall be treated as a Key Employee for any Plan Year if, at any time during that year or any of the four preceding Plan Years, such Employee or former Employee is, or was, (i) an officer of any Company having an annual Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such year; (ii) one of the 10 Employees having an annual Compensation greater than the amount in effect under section 415(c)(1)(A) of the Code for such year, and owning (or considered as owning within the meaning of Code section
            318) the largest interests in the Company; (iii) a 5% owner of any Company (within the meaning of section 416(i)(1)(B)(i) of the Code); or (iv) a 1% owner of any Company (within the meaning of section 416(i)(1)(B)(ii) of the Code) having an annual Compensation from the Companies of more than $150,000. For purposes of clause (i), no more than 50 employees (or, if lesser, the greater of three or 10% of the employees) shall be treated as officers. In applying the 10%
            limitation referred to in the preceding sentence, Employees described in section 414(q)(5) of the Code shall be disregarded.
                                      58

                  (5)  "Non-Key  Employee"--shall  mean any  Employee  or former
            Employee who is not a Key Employee, and the beneficiary of any deceased Employee or deceased former Employee who was not a Key Employee.

                  (6) "Compensation"--shall mean a Participant's compensation as reported in his Form W-2, except that for purposes of Section 11.6(d)(4), the term "Compensation" shall have the meaning given such term by section 414(q)(4) of the Code.

      11.7 Qualified Domestic Relations Orders. To the extent so provided in an order that the Administrative Committee determines to constitute a "qualified domestic relations order" within the meaning of section 414(p)(1)(A) of the Code ("QDRO"), the right to receive all or a portion of the benefits payable under the Plan with respect to a Participant may be assigned or transferred by the Participant to any "alternate payee" within the meaning of section 414(p)(8) of the Code ("Alternate Payee") specified in such QDRO. Payment to an Alternate Payee pursuant to a QDRO shall be made in accordance with the following rules:

            (a) Notice and Determination. If, with respect to any Participant, the Plan receives a domestic relations order as defined in section 414(p)(1)(B) of the Code (an "Order"), the Administrative Committee shall promptly notify the Participant and each Alternate Payee of the receipt of such Order and the Plan's procedure for determining the status of an Order as a QDRO. Within a reasonable period after receipt of an Order, the Administrative Committee shall determine whether the Order is a QDRO and shall notify the Participant and each Alternate Payee, of such determination.

            (b) Suspension of Payments to Participant. Notwithstanding any other provision in the Plan to the contrary, during the Determination Period with respect to an Order, no distribution or loan may be made to, and no withdrawal may be made by, the Participant to the extent that the amount remaining available in the Participant's Plan Accounts for payment pursuant to such Order after such distribution, withdrawal or loan would be less than the amount required to be paid pursuant to the Order if it were determined to be a QDRO. For this purpose, the "Determination Period" with respect to an Order shall be the period that commences on the date on which the Order is received by the Plan and that ends on the earlier of
      (1) the date on which it is determined that the Order is not a QDRO or (2) the expiration of 18 months from the date on which payment would be required to be made under the Order if it were determined to be a QDRO, if the issue as to whether such Order is a QDRO has not been resolved by the expiration of such 18-month period.

            (c) Form and Time of Payment to Alternate Payee. Payment to an Alternate Payee pursuant to an Order that is determined to be a QDRO shall be made in the form of a single lump-sum cash payment. Payment shall be made either as soon as practicable after the date on which the Order is determined to be a QDRO, if the Order provides for an immediate payment; or, if it does not so provide, on such other date as the Order may specify for payment to be made.

            Notwithstanding the foregoing, if on the date as of which payment is otherwise required to be made to an Alternate Payee pursuant to a QDRO in accordance with the preceding paragraph, (1) the amount so payable to the Alternate Payee exceeds $5,000, (2) the Participant has not died and has not attained age 70-1/2, and (3) the QDRO so provides, payment shall not be made to the Alternate Payee on such date unless the Alternate Payee has consented in writing, within the 90-day period ending on such date, to receive such payment. Where a QDRO requires such consent, the Administrative Committee shall furnish the Alternate Payee with a written explanation of his or her right to defer payment. Such explanation shall be furnished no less than 30 (or such lesser number of days may be permitted by Treasury Regulations) and no more than 90 days before the payment is to be made to the Alternate Payee.

            If an immediate payment cannot be made to an Alternate Payee by reason of his or her failure to consent to such payment as provided in the preceding paragraph, payment shall be made to the Alternate Payee as soon as practicable after the earliest to occur of the following: the date on which the Participant attains age 70-1/2; the date of the Participant's death; or, if the QDRO permits the Alternate Payee to elect to receive payment at any time prior to either of the foregoing dates, the date on which the Administrative Committee receives written notice from the Alternate Payee requesting, and consenting to, an immediate payment of the entire amount payable to the Alternate Payee pursuant to the QDRO.

            (d) Separate Account for Deferred Payments. In any case in which the amount, or portion of the Participant's Plan Accounts, that is payable to an Alternate Payee pursuant to a QDRO cannot be immediately paid to the Alternate Payee (either because the QDRO does not provide for immediate payment or because of the Alternate Payee's failure to consent to an immediate payment), the amount or portion of the Participant's Plan
      Accounts so payable shall be withdrawn from the Participant's Plan Accounts and shall be transferred to a separate account to be established and maintained for the Alternate Payee; and payment to the Alternate Payee pursuant to the QDRO shall be made from such account.
                                       60

            Until  payment is made to the  Alternate  Payee in  accordance  with
      Section 11.7(c), the balance of such separate account shall be invested in the Interest Income Fund, or, if at any time prior to such payment the Interest Income Fund is no longer available as an investment medium under the Plan, in such other medium of investment as the Administrative Committee, in its sole discretion, shall determine; and no amounts may be withdrawn by or loaned to an Alternate Payee from such account.

            (e) Accounting for QDRO Payments. Any amounts paid to an Alternate Payee in the case of an immediate payment pursuant to a QDRO, and any amount to be withdrawn from the Participant's Plan Accounts and transferred to a separate account under Section 11.7(d) in the case of a deferred payment pursuant to a QDRO, shall be treated as withdrawn from (and, for purposes of Section 5.3, shall be charged to) such of the Participant's Plan Accounts, and any sub-accounts thereof, in such amounts as the Administrative Committee determines in its discretion in accordance with any applicable requirements of the Code or ERISA or the regulations or rulings issued thereunder.

            Amounts so withdrawn, or so treated as withdrawn, from any Plan Account or sub-account thereof shall be deemed to have been withdrawn, pro rata, from each Investment Option in which such Account or sub-account was invested at the time of the withdrawal.

            (f) Direct Rollovers. If any distribution made pursuant to a QDRO is an "Eligible Rollover Distribution," as defined in Section 7.6, and the Alternate Payee under the QDRO is the spouse or former spouse of the Participant, Section 7.6 shall apply to such distribution; and the Alternate Payee shall be treated as the "Payee" for purposes of so applying Section 7.6.

      11.8 Military Leaves of Absence. With respect to any period of absence from employment, ending on or after December 12, 1994, taken by a Participant to perform military service, to the extent required by section 414(u) of the Code:

            (a) the Participant shall be credited with Hours of Service, and shall be deemed to receive compensation for all purposes of the Plan, for such period; and

            (b) at the conclusion of such period, the Participant shall be permitted to make any 401(k) Contributions and Employee After-tax Contributions that he would have been able to make to the Plan during such period but for the absence, and shall receive Company Matching Contributions on any 401(k) Contributions and Employee After-Tax Contributions that he so makes.
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


In addition to the above, the Administrative Committee may permit the suspension of repayments during any such period of absence on any loan that was made by the Plan to the Participant prior to the start of such period, to the extent that such suspension is permitted under section 414(u)(4) of the Code.


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